UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Adtalem Global Education Inc.

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ADTALEM
GLOBAL EDUCATION

2025 *NOTICE OF ANNUAL MEETING OF* SHAREHOLDERS, PROXY STATEMENT & ANNUAL REPORT

American University of the Caribbean School of Medicine

CHAMBERLAIN UNIVERSITY

WALDEN UNIVERSITY

ROSS UNIVERSITY SCHOOL OF MEDICINE

ROSS UNIVERSITY SCHOOL OF VETERINARY MEDICINE

Twelfth
Rib
(Left)

AUC
CALM
BREATHE

About Us

Who We Are

Adtalem Global Education is the largest healthcare educator in the U.S., shaping the future of healthcare by preparing a practice-ready workforce with high-quality academic programs. We innovate education pathways, align with industry needs and empower individuals to reach their full potential. Our commitment to excellence and access is reflected in our expansive network of institutions, serving over 90,000 students and supported by a strong community of approximately 365,000 alumni and nearly 10,000 dedicated employees. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine, and Walden University.

STUDENT FOCUSED

MISSION	VISION	PURPOSE

We provide global access to knowledge that transforms lives and enables careers.	To create a dynamic global community of lifelong learners who improve the world.	We empower students to achieve their goals, find success, and make inspiring contributions to our global community.

WE ARE 5 institutions	NEARLY 10,000 employees

WITH A NETWORK OF APPROXIMATELY 365,000 alumni Helping to alleviate critical healthcare workforce shortages, particularly in underserved communities	WITH 27 operating campuses

As of September 23, 2025

Message from our Chairman and CEO,
Steve Beard

October 2, 2025

Fellow Shareholders,

Fiscal 2025 stands as both a proof point and an inflection point for Adtalem—validating our thesis while positioning us for our next phase of growth as a vital component of healthcare infrastructure.

A Proof Point: Operational Excellence Drives Value Creation

This year proved the transformative power of our Growth with Purpose strategy. Our integrated operating model delivered exceptional results that validated operational excellence as our primary vehicle for sustainable value creation.

The numbers speak for themselves: revenue of $1.79 billion representing 12.9% growth that more than doubled our 2023 investor day targets. Adjusted earnings per share of $6.67 grew 33.1%. Total enrollment surpassed 91,000 students with over 10% average quarterly growth. We graduated 29,000 students—90% into healthcare professions—who now serve in underserved rural communities and urban centers nationwide.

Each institution validated our strategy: Chamberlain University achieved its tenth consecutive quarter of growth, reaching a record 40,000+ students. Walden University delivered eight consecutive quarters of accelerating growth, surpassing 48,000 students and pre-pandemic levels. Our Medical and Veterinary segment maintained excellence with over 5,000 enrolled students.

This performance proves that accessible, career-focused healthcare education, delivered through modern programs and tech-enabled learning, creates a virtuous cycle of student success, employer satisfaction and investor returns.

An Inflection Point: Expanding Our Role in Critical Healthcare Infrastructure

Our sustained execution has earned us the right to seek a larger and more visible role in America's critical healthcare infrastructure. At a time when the U.S. faces acute workforce shortages across all healthcare professions, we aspire to become the systemically important, highly integrated partner that healthcare employers and policymakers increasingly rely on to build their talent pipeline.

Our 350,000+ alumni, 91,000+ current students and 10,000+ colleagues represent more than an educational institution; we are essential infrastructure for healthcare delivery. Our graduates serve in critical roles that keep communities healthy; from nurses providing essential care in small-town clinics to emergency specialists responding to life-threatening situations in metropolitan hospitals.

This positioning reflects both our scale and our responsibility. We are not merely participants in healthcare education; we are positioned to play an increasingly vital role in ensuring America's healthcare system has the skilled professionals it needs to function effectively.

The Higher Education Context: Leading Innovation When It Matters Most

At a time when higher education faces important questions about accessibility, career relevance and value, our mission of democratizing education has never been more important. We are proud to complement the broader higher education ecosystem by innovating the student journey and expanding access to clinical and healthcare careers for learners who might not otherwise have these opportunities.

Adtalem Global Education Inc.	2025 Proxy Statement 1

Our focus on accessible, flexible, career-focused education fills critical gaps in the educational landscape. We serve working adults, career changers and first-generation college students who need different pathways to meaningful careers. Through technology-enabled learning and competency-based programs, we are innovating how education is delivered and making quality healthcare education more accessible to diverse communities.

Our graduates enter essential roles with clear career pathways and immediate impact in their communities. Healthcare employers increasingly rely on us to meet critical staffing needs across underserved markets. Our regulators and accreditors recognize us as a partner in ensuring both educational quality and healthcare workforce development.

This positions us as an innovator in educational delivery: we are demonstrating how to democratize access to high-demand careers while maintaining rigorous standards and outstanding outcomes.

Creating Sustained Value for All Stakeholders

This success creates expanding opportunities. For our investors, we continue deploying capital to high-return growth opportunities while returning excess capital to shareholders. For our students, we provide accessible pathways to meaningful healthcare careers. For our colleagues, we offer the opportunity to serve a mission that transforms lives and communities. For healthcare employers, we deliver the skilled workforce they desperately need. For policymakers and communities, we address critical infrastructure needs that government alone cannot solve.

Our commitment remains unwavering: delivering outstanding student outcomes at scale while building the healthcare workforce America needs. We are not just growing a business—we are strengthening the foundation of our nation's healthcare system.

Thank you for your continued confidence in our purpose and our execution.

Sincerely,

Steve Beard

Chairman and Chief Executive Officer

2 2025 Proxy Statement	Adtalem Global Education Inc.

Notice of Annual Meeting of Shareholders

DATE AND TIME

November 12, 2025
9:30 a.m.
Central Standard Time

Online check-in will be available beginning at 9:15 a.m. Central Standard Time. Please allow ample time for the online check-in process.

PLACE

The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting .com/ATGE2025.

RECORD DATE

September 23, 2025

ITEMS OF BUSINESS	Board Voting Recommendation	Page Reference
Proposal No. 1: Elect the ten nominees named in the accompanying Proxy Statement to serve as directors until the 2026 Annual Meeting of Shareholders	FOR each director nominee	11
Proposal No. 2: Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2026	FOR	31
Proposal No. 3: Say-on-pay: Advisory vote to approve the compensation of our named executive officers (“NEOs”)	FOR	34

Shareholders will also consider such other business as may come properly before the Annual Meeting or any adjournment thereof.

To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, the proxy card or voting instruction forms that accompanied your proxy materials.

This notice and Proxy Statement and Adtalem Global Education Inc.’s 2025 Annual Report to Shareholders are being first sent or given to shareholders on or about October 2, 2025.

Douglas G. Beck

Senior Vice President, General Counsel, Corporate Secretary
and Institutional Support Services

YOU MAY VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VIRTUALLY
Visit the website listed on your Notice of Internet Availability or proxy card	Call the telephone number on your Notice of Internet Availability or proxy card	Complete, sign, date, and return your proxy card or voting instructions form in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/ ATGE2025.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 12, 2025. This Notice of Annual Meeting, the accompanying Proxy Statement, the 2025 Adtalem Global Education Inc. Annual Report to Shareholders (which includes our Form 10-K for the year ended June 30, 2025), and a proxy card are available online at www.proxyvote.com as well as at our investor relations website, http://investors.adtalem.com.

Adtalem Global Education Inc.	2025 Proxy Statement 3

Proxy Summary

This summary highlights selected information about the items to be voted on at the Annual Meeting. It does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

OUR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Balanced mix of backgrounds, current and former CEOs, a medical professional, a former finance executive at a leading global company, and corporate and academic leadership expertise.

Name and Principal Occupation	Independent	Age	Director Since	Other Public Company Boards
Stephen W. Beard Chairman of the Board and CEO, Adtalem Global Education Inc.		54	2021
William W. Burke President and Founder, Austin Highlands Advisors, LLC		66	2017	Ceribell, Inc. Tactile Systems Technology Inc.
Donna J. Hrinak Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group		74	2018
Georgette Kiser Former Managing Director and CIO, The Carlyle Group		57	2018	Aflac Inc. Jacobs Solutions Inc.
Liam Krehbiel Chief Executive Officer and Founder, Topography Hospitality, LLC		49	2022
Michael W. Malafronte Lead Independent Director of the Board, Adtalem Global Education Inc. Senior Advisor, Derby Copeland Capital		51	2016
Sharon L. O’Keefe Retired President, University of Chicago Medical Center		73	2020	Conva Tec Group PLC
Kenneth J. Phelan Senior Advisor, Oliver Wyman Inc.		66	2020	Huntington Bancshares Inc.
Betty Vandenbosch Former Senior Advisor, Coursera, Inc.		69	2024
Lisa W. Wardell Former Chairman of the Board, Adtalem Global Education Inc.		56	2008	American Express Co.

4 2025 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

BOARD HIGHLIGHTS

BOARD INDEPENDENCE
Independent

80%
of our current directors and director nominees are independent, each of our Audit and Finance, Compensation and Nominating & Governance committees are composed entirely of independent directors, and our CEO is the only member of management who serves as a director

Not Independent

TENURE

Less than 3 years	3 to 8 years	Over 8 years	Average Tenure

6.4 years

AGE

Under 50	50 to 60	61 to 75	Average Age

61.5 years

The matrix below sets forth certain skills, qualifications, and experiences that we consider important for our director nominees in light of our current business strategy and structure. The list of skills and the following matrix are a valuable tool for the Board as they consider skills and experiences that may need to be replaced, updated or added.

Adtalem Global Education Inc.	2025 Proxy Statement 5

Proxy Summary

Adtalem Global Education Director Skills Matrix 2025

Competencies	Stephen W. Beard (Chairman and CEO)	William W. Burke	Donna J. Hrinak	Georgette Kiser	Liam Krehbiel	Michael W. Malafronte (Lead Independent Director )	Sharon L. O’ Keefe	Kenneth J. Phelan	Betty Vandenbosch	Lisa W. Wardell
CEO experience		⏺				⏺		⏺	⏺	
CFO/audit function expertise	⏺		⏺				⏺			
Healthcare expertise/ medical education and/or services	⏺								⏺	
Technology			⏺		⏺		⏺	⏺		⏺
Understanding of education sector trends, including accreditation, credentialing, etc.		⏺				⏺				
Strategy			⏺			⏺		⏺	⏺	
Governance									⏺	
M&A/joint ventures/ business development			⏺				⏺	⏺		
Compensation					⏺					
Human capital management		⏺	⏺					⏺	⏺	
Global markets		⏺							⏺	
Cybersecurity	⏺	⏺					⏺	⏺		⏺
Finance and/or financial planning					⏺					

   Considerable expertise                  ⏺   Some expertise

6 2025 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Shareholder Engagement

We conduct regular outreach and engagement with our shareholders and value their insight and feedback.

OUR OUTREACH

We reached out to our shareholders representing more than 70% of shares owned.

Ongoing Enhancements

Our Board continually monitors best practices in corporate governance and, consistent with feedback from shareholders and other stakeholders, has taken the following actions in recent years:

2025

●
Held its second annual two-day offsite strategy meeting to analyze Adtalem’s strategic goals and other topics, including innovation in higher education, artificial intelligence in healthcare, and healthcare and education market dynamics
●
Engaged Spencer Stuart to work with our Board members and key management to support and enhance our work on board effectiveness and board succession

2024

●
Added a new director who has significant expertise in bringing successful degree and nondegree programs to market
●
Appointed a Lead Independent Director when our CEO was appointed as our Chairman of the Board
●
Increased stock ownership requirements for our CEO and other executive officers

2023

●
Conducted a Board composition analysis to align the current and future skills and experiences represented on the Board with our strategic objectives
●
Updated our Stock Ownership Guidelines to limit the type of equity awards that count toward compliance to only the pre-tax value of unvested restricted stock units

2022

● Amended our Director Nominating Process to consider expertise on cybersecurity

2021

● Refreshed our Board by adding three new directors including our new CEO

2020

● Refreshed our Board by adding two new directors with significant expertise in healthcare and risk oversight

Adtalem Global Education Inc.	2025 Proxy Statement 7

Proxy Summary

Ongoing Best Practices

BOARD COMMITTEES

✓
We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance, each of which typically meets at least four times per year
✓
The Chair of each committee, in consultation with the committee members, determines the frequency and length of committee meetings
✓
Our Board and each of its committees are authorized to retain independent advisors at Adtalem’s expense

DIRECTOR STOCK OWNERSHIP

✓
60% of our non-employee directors’ annual compensation (excluding fees for additional (e.g. chair) roles) is in the form of restricted stock units (“RSUs”)
✓
Our non-employee directors are required to own shares worth at least three times their annual retainer

CONTINUOUS IMPROVEMENT

✓
New directors receive a tailored, two-day, live training introduction to Adtalem and its institutions from management
✓
Our directors are encouraged to participate in director-oriented training and board education programs
✓
The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

COMMUNICATION

✓ Our Board engages in open and frank discussions with each other and with senior management ✓ Our directors have access to all members of management

8 2025 Proxy Statement	Adtalem Global Education Inc.

Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

●Strong linkage of pay to individual, institutional, and financial performance
●Balanced compensation program aligning performance to interests of shareholders, students, and other stakeholders

Our Compensation Framework

2025 COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year.	● Represents 6% and 33% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively.

Annual Incentive (cash)	Management Incentive Plan (“MIP”)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share (“EPS”)* ● Individual performance modifier	● Represents 8% and 25% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs respectively.

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3 year ratable vest	● Stock price growth	● Represents 40% of NEO regular annual LTI granted in FY25.**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year cliff vest	● Revenue Growth	● Represents 30% of NEO regular annual LTI granted in FY25.**
	Adjusted EBITDA Margin PSUs			● Adjusted EBITDA margin	● Represents 30% of NEO regular annual LTI granted in FY25.**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive (“LTI”) award consisting of both RSUs and Performance Share Units (PSUs) represents 86% of target Total Direct Compensation for Mr. Beard and 41% of target Total Direct Compensation for other NEOs (on average), respectively.

Adtalem Global Education Inc.	2025 Proxy Statement 9

1	MESSAGE FROM OUR CHAIRMAN AND CEO, STEVE BEARD

3	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

4	PROXY SUMMARY
4	Our Nominees for Election to the Board of Directors
5	Board Highlights
6	Adtalem Global Education Director Skills Matrix 2025
7	Corporate Governance Highlights
9	Executive Compensation Highlights

11	PROPOSAL NO. 1 ELECTION OF DIRECTORS
12	Board Composition
19	Director Nominating Process
19	Board Succession Planning
22	Board Structure and Operations
25	Key Board Responsibilities
28	Board Practices and Policies
29	Director Compensation

31	PROPOSAL NO. 2 RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
31	Selection and Engagement of Independent Registered Public Accounting Firm
31	Pre-Approval Policies
32	Audit Fees and Other Fees
33	Audit and Finance Committee Report

34	PROPOSAL NO. 3 SAY-ON-PAY: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“NEOs”)
34	Compensation Discussion & Analysis Roadmap
63	Section 6: Compensation Committee Report

64	EXECUTIVE COMPENSATION TABLES
64	2025 Summary Compensation Table
65	2025 Grants of Plan-Based Awards
66	2025 Outstanding Equity Awards at Fiscal Year-End
67	2025 Options Exercises and Stock Vested
68	2025 Nonqualified Deferred Compensation
69	Nonqualified Deferred Compensation Plan
69	2025 Potential Payments Upon Termination or Change-In-Control
71	CEO Pay Ratio
72	Pay Versus Performance
76	Equity Compensation Plan Information

77	VOTING SECURITIES AND PRINCIPAL HOLDERS
77	Security Ownership of Certain Beneficial Owners
78	Security Ownership by Directors and Executive Officers

79	ADDITIONAL INFORMATION
79	Voting Instructions
81	Voting Information
82	Proxy Solicitation
82	Shareholder Proposals for 2026 Annual Meeting
82	Availability of Form 10-K
82	Householding
82	Proxy Materials are Available on the Internet
83	Delinquent Section 16(a) Reports
83	Other Business

A-1	APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES USED IN COMPENSATION PERFORMANCE ASSESSMENTS TO COMPARABLE MEASURES

10 2025 Proxy Statement	Adtalem Global Education Inc.

PROPOSAL NO. 1

Election of Directors

The Board has nominated each of Adtalem’s ten incumbent directors and recommends their re-election, each for a term to expire at the 2026 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting.

It is intended that all shares represented by proxy at the Annual Meeting will be voted for the election of each of Stephen W. Beard, William W. Burke, Donna J. Hrinak, Georgette Kiser, Liam Krehbiel, Michael W. Malafronte, Sharon L. O’Keefe, Kenneth J. Phelan, Betty Vandenbosch, and Lisa W. Wardell as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than ten persons. If a nominee becomes unable to serve as a director, the proxy committee (appointed by the Board) will vote for the substitute nominee that the Board designates. The Board has no reason to believe that any of the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current or most recent principal occupation, business experience, and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Reasons for Nomination,” we describe briefly the particular experience, qualifications, attributes, or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the heading “Director Nominating Process,” the Nominating & Governance Committee evaluates the Board holistically to ensure it is constituted with a balance of competencies and professional experiences to promote effective governance.

APPROVAL BY SHAREHOLDERS

You have the option to vote FOR, AGAINST or ABSTAIN with respect to the election of each director nominee. The election of each of the ten nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Adtalem maintains a majority voting standard for uncontested elections (when the number of nominees is the same as the number of directors to be elected), so for a nominee to be elected as a member of the Board, the nominee must receive the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions, if any, will be counted as votes AGAINST each director nominee, and broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the results of the vote for this proposal. See VOTING INFORMATION – Effect of Not Casting Your Vote. Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote when the election is uncontested, such director must promptly tender his or her resignation to Adtalem’s Chairman or Adtalem’s General Counsel and Corporate Secretary, subject to acceptance by the Board.

Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees identified below.

The Board of Directors recommends a vote FOR each of the nominees identified below.

Adtalem Global Education Inc.	2025 Proxy Statement 11

Proposal No. 1 Election of Directors

BOARD COMPOSITION

Director Nominees

Age: 54

Director since: 2021

Chairman since 2024

Committees: none

Education:

●
Bachelor’s degree from the University of Illinois at Urbana-Champaign
●
Juris Doctor degree from the Maurer School of Law at Indiana University
Stephen W. Beard
Chairman of the Board and CEO, Adtalem Global Education Inc.

Career Highlights

Mr. Beard was appointed Adtalem’s President and CEO and a director on our Board in September 2021. Mr. Beard was elected Chairman of our Board in November 2024. As Adtalem’s Chief Operating Officer (COO), he architected Adtalem’s portfolio repositioning while delivering strong operational performance across both healthcare education and financial services segments.

Prior to taking on the responsibility of COO in 2019 and responsibility for the former Financial Services vertical in 2020, Mr. Beard served as Senior Vice President, General Counsel and Corporate Secretary in 2018.

Before joining Adtalem, Mr. Beard served as executive vice president and chief administrative officer at Heidrick & Struggles International, Inc. (NASDAQ: HSII), where he led the firm’s expansion into organizational consulting and culture shaping.

His earlier career included corporate and securities law practice at Schiff Hardin, LLP in Chicago, specializing in mergers and acquisitions and corporate governance for regulated industries. He began his legal career as a law clerk for the Honorable Frank Sullivan, Jr. (ret.), associate justice of the Indiana Supreme Court.

Mr. Beard has been active in a variety of community and civic matters and currently serves on the board of the venture philanthropy fund, A Better Chicago.

Reasons for Nomination

Mr. Beard’s experience as our CEO and his prior service as Adtalem’s COO and General Counsel give him deep knowledge of Adtalem’s operations and strategy. Mr. Beard’s experience in refining Adtalem’s portfolio strategy, executing the DeVry University, Carrington College and Adtalem Brazil divestitures, and spearheading the acquisition of Walden University, coupled with his success in leading the Financial Services segment prior to its divestiture, have played an integral role in positioning Adtalem for long-term growth.

12 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Age: 66

Director since: 2017

Committees:

●
Audit and Finance
(Chair)
●
Compensation

Education:

●
Bachelor’s degree in Finance from the University of Texas at Austin
●
MBA from the Wharton School of the University of Pennsylvania
William W. Burke	 Independent
Former President, Austin Highlands Advisors, LLC

Career Highlights

Mr. Burke has been a director of Adtalem since January 2017. He served as our Lead Independent Director from July 2019 through November 2022. From November 2015 to June 2024, Mr. Burke served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Board Service

Mr. Burke has served on numerous public and private company boards including serving as a board chairman and a lead independent director. He has served on the board of Tactile Systems Technology, Inc. (NASDAQ: TCMD) since 2015 and currently serves as Chairman of the Board and as a member of its nominating and governance committee. Since 2022, he has served on the board of directors of Ceribell Inc., (NASDAQ: CBLL), a medical technology company. Mr. Burke also currently chairs Ceribell’s audit committee and serves on the nominating and governance committee. In 2024, he joined the board of Nalu Medical, Inc., a privately-held, medical technology company. He previously served on the board of Invuity, Inc. (acquired by Stryker Corp. in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in 2016), and Medical Action Industries (acquired by Owens & Minor in 2014).

Reasons for Nomination

Mr. Burke has significant experience as a senior executive and as a board member of multiple public companies, including growth-oriented healthcare technology companies. His extensive understanding of culture, financing, and operating strategy enhances the Board’s corporate governance and strategy capabilities.

Age: 74

Director since: 2018

Committees:

●
External Relations
(Chair)
●
Audit & Finance
●
Nominating & Governance

Education:

●
Bachelor’s degree in Multidisciplinary Social Science from Michigan State University
●
Attended The George Washington University and the University of Notre Dame School of Law
Donna J. Hrinak	 Independent
Retired Senior Vice President, Corporate Affairs, Royal Caribbean Group

Career Highlights

Ms. Hrinak has been a director of Adtalem since October 2018. Ms. Hrinak served as Senior Vice President, Corporate Affairs, Royal Caribbean Group from 2020 through 2023. Previously she served as President of Boeing Latin America (2011-2020) where she opened Boeing’s first three offices in the region and oversaw all aspects of operations, from commercial and defense product sales to research and technology. Prior to Boeing, she served as Vice President Global Public Policy and Governmental Affairs/Vice President for Public Policy at PepsiCo (2008-2011) and also held a role at Kraft Foods (2006-2008), where she managed the Latin American and European Corporate Affairs teams. Prior to that, she served as a Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis and held a role with the strategic advisory firm of Kissinger McLarty Associates.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, and served as U.S. Ambassador to Brazil, Venezuela, Bolivia, and the Dominican Republic, as well as Deputy Assistant Secretary in the State Department.

Reasons for Nomination

Ms. Hrinak’s extensive experience at a senior level in both the public and private sectors overseeing complex multi-cultural organizations and regulatory policy brings insight to the Board directly applicable to Adtalem’s regulatory environment and the international operations of its institutions.

Adtalem Global Education Inc.	2025 Proxy Statement 13

Proposal No. 1 Election of Directors

Age: 57

Director since: 2018

Committees:

●
Academic Quality
(Chair)
●
Nominating & Governance

Education:

●
Bachelor’s degree in Mathematics with a concentration in Computer Science from the University of Maryland
●
M.S. in Mathematics from Villanova University
●
MBA from the University of Baltimore
Georgette Kiser	 Independent
Former Managing Director and CIO, The Carlyle Group

Career Highlights

Ms. Kiser has been a director of Adtalem since May 2018. Ms. Kiser is an operating executive/independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Previously, she was managing director and chief information officer (CIO) at The Carlyle Group, responsible for leading the firm’s global technology and solutions organization and driving IT strategies. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993.

Board Service

Since 2019, Ms. Kiser has served on the boards of Aflac Incorporated (NYSE: AFL), a leading supplemental insurer, and Jacobs Solutions, Inc. (NYSE: JEC), a leading global professional services company. She serves on the audit and risk committee and compensation committee for Aflac, and the compensation committee and nominating and corporate governance committee for Jacobs. She served on the board of NCR Corporation (NYSE: NCR), an American software, professional services, consulting and tech company from 2019 through 2024.

Reasons for Nomination

Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Adtalem which enhances both the Board’s oversight of its business as well as Adtalem’s internal technology matters.

Age: 49

Director since: 2022

Committees:

●
Compensation
●
External Relations

Education:

●
Bachelor of Arts degree from Dartmouth College
●
Master of Business Administration degree with a major in business administration and a double concentration in finance and marketing from Northwestern University's Kellogg School of Management
Liam Krehbiel	 Independent
Chief Executive Officer and Founder, Topography Hospitality, LLC

Career Highlights

Mr. Krehbiel has been a director of Adtalem since June 2022. In 2021, Mr. Krehbiel founded Topography Hospitality, LLC, and has served as its Chief Executive Officer since then. He is also the co-owner of Ballyfin Demesne, a luxury hotel in Ireland, which opened in 2011. In 2010, Mr. Krehbiel founded A Better Chicago, a nonprofit venture philanthropy fund, and served as its CEO until 2019. A Better Chicago invests in the most promising nonprofits helping children escape poverty. From 2007 to 2010, Mr. Krehbiel was a management consultant at Bain and Company. Prior to joining Bain, Mr. Krehbiel worked with the Edna McConnell Clark Foundation in New York.

Board Service

Mr. Krehbiel is a director of A Better Chicago and One Future Illinois.

Reasons for Nomination

Mr. Krehbiel’s commitment to improving education for low-income communities closely aligns with Adtalem’s mission of expanding access to education. Mr. Krehbiel has spent most of his career as a venture philanthropist dramatically improving educational opportunities for low-income students by funding and scaling the most effective schools and programs in the Chicago area. This experience adds depth and insight as Adtalem continues to focus on serving its students and employers in the growing healthcare education industry.

14 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Age: 51 Director since: 2016 Lead Independent Director since November 2024 Committees: ● Compensation (Chair) ● Academic Quality Education: ● Bachelor’s degree in Finance from Babson College	Michael W. Malafronte	 Independent
Lead Independent Director, Adtalem Global Education Inc. Senior Advisor, Derby Copeland Capital Former Managing Partner, International Value Advisers and President of IVA Funds

Career Highlights

Mr. Malafronte has been a director of Adtalem since June 2016 and was appointed our Lead Independent Director upon Mr. Beard’s election as Chairman in November 2024. Mr. Malafronte has served as a Senior Advisor to Derby Copeland Capital since September 2022. Derby Copeland is a private equity firm that specializes in opportunistic real estate-related debt finance and equity investment. Mr. Malafronte is a Founding Partner of International Value Advisers, LLC (“IVA”) and served as Managing Partner for 13 years until December 2020. He was responsible for overseeing all aspects of IVA, including company strategy and managing resources. He also served as President of IVA Funds. Prior to founding IVA in 2007, Mr. Malafronte was a Senior Vice President at Arnhold & S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds, owned by Arnhold & S. Bleichroeder Advisers, LLC. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services, and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro, SK Corp., News Corp., Dow Jones, and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a Portfolio Manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research, and stock selection. In addition, he was also responsible for hiring and training both operations staff and research analysts.

Board Service

Mr. Malafronte has previously served on the boards of two publicly traded companies: Bresler & Reiner Inc. (2002-2008) and Century Realty Trust (2005-2006).

Reasons for Nomination

Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board with a firm understanding of Adtalem’s shareholders’ perspective and deeply informs Adtalem’s financial planning.

Adtalem Global Education Inc.	2025 Proxy Statement 15

Proposal No. 1 Election of Directors

Age: 73

Director since: 2020

Committees:

●
Nominating & Governance
(Chair)
●
Compensation

Education:

●
Bachelor’s degree in Nursing from Northern Illinois University
●
M.S. degree in Nursing from Loyola University of Chicago
Sharon L. O’Keefe	 Independent
Retired President, University of Chicago Medical Center

Career Highlights

Ms. O’Keefe served as the President of the University of Chicago Medical Center from February 2011 through July 2020. From April 2009 through February 2011, Ms. O’Keefe served as President of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as Chief Operating Officer for Barnes Jewish Hospital, a member of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at The Johns Hopkins Hospital, Montefiore Medical Center, University of Maryland Medical System, and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an Examiner for the Malcolm Baldrige National Quality Award.

Board Service

Since March 2022, Ms. O’Keefe has served on the board of directors of Conva Tec Group PLC, a global medical products and technologies company focused on therapies for the management of chronic conditions. From July 2022 to May 2023, Ms. O’Keefe served on the board of directors of Apollo Endosurgery, a medical technology company focused on development of minimally invasive devices for advanced endoscopy therapies. From 2012 until February 2022, Ms. O’Keefe served on the board of directors of Vocera Communications Inc., a provider of communication and clinical workforce solutions, where she was a member of the compensation committee. Ms. O’Keefe previously served on the board of Aviv Reit Inc. from 2013 to 2015.

Reasons for Nomination

Ms. O’Keefe’s prior leadership roles at numerous medical centers including the University of Chicago Medical Center and Loyola University of Chicago Medical Center and as a board member of other public companies provide the Board with insights into how Adtalem can best serve the needs of our employer partners and drive superior student outcomes for our healthcare and medical students and graduates.

Age: 66

Director since: 2020

Committees:

●
Audit and Finance
●
External Relations

Education:

●
Bachelor’s degree in Business Administration and Finance from Old Dominion University
●
M.S. in Economics from Trinity College, Dublin
●
J.D. from Villanova University
Kenneth J. Phelan	 Independent
Senior Advisor, Oliver Wyman Inc.

Career Highlights

Mr. Phelan has been a Senior Advisor at Oliver Wyman Inc., a global management consulting firm, since 2019. Prior to that he served as the first Chief Risk Officer for the U.S. Department of the Treasury (“Treasury”) from 2014 to 2019. As Chief Risk Officer of the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risk. From 2018 to 2019, Mr. Phelan also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Mr. Phelan served as the chief risk officer for RBS America from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Earlier in his career, Mr. Phelan held a variety of senior risk roles at JPMorgan Chase, UBS, and Credit Suisse.

Board Service

Since 2019 Mr. Phelan has served as a director of Huntington Bancshares, Inc. (NASDAQ. HBAN), a regional bank holding company whose primary subsidiary is The Huntington National Bank. Mr. Phelan is the Chair of Huntington’s risk committee and serves on its human resources and compensation committee.

Reasons for Nomination

Mr. Phelan possesses broad risk oversight expertise and risk management experience. His knowledge and experience strengthen the Board’s governance and risk oversight.

16 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Age: 69

Director since: 2024

Committees:

●
Academic Quality

Education:

●
Bachelor of Science degree in Computer Science
●
Master of Business Administration degree from Western University
●
PhD in Management Information Systems from the Ivey Business School at Western University
Betty Vandenbosch	 Independent
Former Senior Advisor, Coursera, Inc.

Career Highlights

Dr. Vandenbosch has been a director of Adtalem since January 2024. She served as the Senior Advisor to the Chief Executive Officer of Coursera, Inc., an online university course provider and facilitator, from 2022 to 2023. Dr. Vandenbosch joined Coursera in 2020 and served as a Senior Vice President and Chief Content Officer from 2020 to 2022. Prior to Coursera, Dr. Vandenbosch was the Chancellor of Purdue University Global from 2018 to 2020, where she oversaw academics for nearly 30,000 students, most of whom earned their degrees online. From 2008 to 2018, Dr. Vandenbosch held several roles of increasing responsibility at Kaplan University, including Provost from 2013-2014, and President from 2015 through 2018. From 1993 through 2008, Dr. Vandenbosch served in a variety of roles at Case Western University, including Associate Dean of Executive Education Programs and Associate Dean of External Relations.

Reasons for Nomination

Dr. Vandenbosch brings nearly thirty years of corporate and academic leadership, research and teaching experience to the Board. She is a leading expert on bringing successful degree and nondegree programs to market with a strong perspective on marketing data and analytics to drive growth, student success, and positive completion outcomes.

Adtalem Global Education Inc.	2025 Proxy Statement 17

Proposal No. 1 Election of Directors

Age: 56

Director since: 2008

Committees:

●
External Relations

Education:

●
Bachelor’s degree from Vassar College
●
Law degree from Stanford Law School
●
MBA in Finance and Entrepreneurial Management from the Wharton School of Business at the University of Pennsylvania
Lisa W. Wardell
Former Chairman of the Board, Adtalem Global Education

Career Highlights

Ms. Wardell has been a director of Adtalem since November 2008. She is a business executive with more than 25 years of experience managing business strategy, operations, finance, and mergers and acquisitions, while driving shareholder value, stakeholder engagement, and company mission. After a successful three-year run as Adtalem’s president and CEO (2016-2019) she transitioned to CEO and Chairman (2019-2021) and Executive Chairman (2021-2022). Through her commitment to high performance and positive social impact, Ms. Wardell’s leadership has resulted in superior outcomes for Adtalem’s students and significant value creation for shareholders and positioned the company for long-term growth. Ms. Wardell has also led the higher education sector in implementing new standards in transparency and financial literacy, and in cultivating quality partnerships to fill critical global healthcare workforce needs.

Prior to Adtalem, Ms. Wardell was executive vice president and chief operating officer for The RLJ Companies. During her tenure at RLJ, Ms. Wardell managed acquisitions and executed the formation of RML Automotive, a dealership network spanning seven states with over $1.5 billion in annual revenues. She also worked extensively in the media, entertainment, sports, gaming, and hotel industries, which included assisting with the founding and managing of Our Stories Films Studio and managing the now Charlotte Hornets (previously Charlotte Bobcats). Ms. Wardell also served on the board of the NBAPA, Inc., the for-profit portion of the NBA Players Association, from 2018 to 2021. Prior to joining The RLJ Companies, Ms. Wardell was a principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies, and a senior consultant at Accenture in the organization’s communication and technology practice.

Ms. Wardell has been featured on CNBC and Cheddar as well as in The Wall Street Journal, Washington Post, Business Insider, Black Enterprise, and other publications.

Board Service

Ms. Wardell has served on the board of American Express Company (NYSE:AXP) since 2021, where she is a member of the audit and compliance and risk committees. She served on the board of Lowe’s Companies, Inc. (NYSE:LOW) from March 2018 to March 2021 and GIII Apparel Group, Ltd. (NASDAQ:GIII) from March 2022 to June 2023. She is a member of The Business Council, and Co-Chair of the Alvin Ailey DC Foundation., Ms. Wardell also is a member of the board of the Economic Club of Chicago, the Executive Leadership Council, and the Fortune CEO Initiative.

Reasons for Nomination

Ms. Wardell’s prior roles as CEO and Executive Chairman give her deep knowledge of Adtalem’s academic and business operations and strategy and enhances the Board’s operations. Additionally, her experience as a senior business executive in private equity, operations, and strategy and financial analysis, including mergers and acquisitions, gives her important perspectives on the issues that come before the Board, including business, strategic, financial, and regulatory matters.

18 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

DIRECTOR NOMINATING PROCESS

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before our shareholders candidates who, with the incumbent directors, will constitute a board that will provide effective oversight for Adtalem’s growing, complex, and global educational operations and reflect the broad spectrum of students that Adtalem serves. The Nominating & Governance Committee seeks a broad cross-section of thought, competencies, experience, and other criteria in candidates. To this end, Adtalem’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest, and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Adtalem, its Board, and its shareholders.

BOARD SUCCESSION PLANNING

We are committed to ensuring that our Board represents the right balance of experience, tenure, and independence. Additionally, our Governance Principles provide that a director is required to retire from our Board when he or she reaches the age of 75, although on the recommendation of the Nominating & Governance Committee, our Board may waive this requirement if it determines that a waiver is in the best interests of Adtalem. Our Nominating & Governance Committee has led the gradual transformation of our Board, with four of our eight independent director nominees joining the Board since 2020.

When considering nominees, the Nominating & Governance Committee intends that the Board as a whole and individual members possess at least two of the following criteria or areas of expertise:

•

Leadership

•

Strategic vision

•

Business judgment

•

Management

•

Experience as a CEO or similar function

•

Experience as a CFO or accounting and finance expertise

•

Industry knowledge

•

Healthcare, medical, and related education and services

•

Education sector and accreditation

•

Cybersecurity

•

Mergers, acquisitions, joint ventures, and strategic alliances

•

Public policy, particularly in higher education

•

Regulatory

•

Human capital management and/or compensation

•

Global markets and international experience

•Corporate governance

BOARD REFRESHMENT

ANNUAL PROCESS FOR NOMINATION
1	Identify Candidates • Directors • Management • Shareholders • Independent Search Firm

2	Nominating & Governance Committee Review • Review qualifications • Examine Board composition and balance • Review independence and potential conflicts • Meet with potential nominees
3	Recommend Slate

4	Full Board Review and Nomination

5	Shareholder Review and Election

Adtalem Global Education Inc.	2025 Proxy Statement 19

Proposal No. 1 Election of Directors

The Nominating & Governance Committee implements this annual nomination process by evaluating each prospective director nominee as well as each incumbent director on the criteria described above both independently, and in the context of the composition of the full Board, to determine whether he or she should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee conducts a careful review of potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

Identification and Consideration of New Nominees

The Nominating & Governance Committee has retained the services of Spencer Stuart, an international executive search firm, to help identify and determine which to recommend to the Board. For each vacancy, the Nominating & Governance Committee develops a specific set of ideal criteria for the vacant director position. The Nominating & Governance Committee evaluates director candidates that it has identified and any identified by shareholders on an equal basis using these criteria and the general considerations identified above.

Shareholder Nominations; Proxy Solicitation by Shareholders

The Nominating & Governance Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. In order to be considered under this process, all shareholder nominees must be submitted in writing to the attention of Adtalem’s General Counsel and Corporate Secretary, 233 South Wacker Drive, Suite 800, Chicago, IL 60606, not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, in order to be considered as a nominee at our 2026 annual meeting, a shareholder nomination must be submitted by 5:00 pm Central Daylight Time no later than July 15, 2026 and no earlier than June 15, 2026. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

●	the name and address, as they appear on Adtalem’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
●	the number of shares of Adtalem’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;
●	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
●	the name, age, business address and residence address of the person or persons to be nominated;
●	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;
●	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and
●	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition, any shareholder who intends to solicit proxies in support of director nominees other than our nominees at the 2026 Annual Meeting of Shareholders, in order to comply with the SEC’s universal proxy rules, must provide notice of such intention no later than July 15, 2026 and no earlier than June 15, 2026 to our General Counsel and Corporate Secretary (at the same address previously set forth) and provide all other information required by Exchange Act Rule 14a-19. No director nominations were proposed for the 2025 Annual Meeting by any shareholder.

In addition to candidates submitted through the advance notice By-Law process for shareholder nominations described above, shareholders may also request that a director nominee be included in Adtalem’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s outstanding Common Stock continuously for at least three years may nominate the greater of (i) two or (ii) 20% of the Adtalem directors to be elected at an annual meeting of shareholders. Such requests must be received not less than 120 days and no more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the By-Laws must be received no earlier than June 15, 2026 and no later than July 15, 2026. However, if we hold our 2026 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

In addition to candidates submitted through the By-Laws process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

20 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Director Independence

The Board annually reviews the continuing independence of Adtalem’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Adtalem, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Adtalem (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Adtalem) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Mr. Beard and Ms. Wardell, all of Adtalem’s current directors, and all director nominees, are “independent” of Adtalem and its management within the meaning of the applicable NYSE rules. Mr. Beard is considered an inside director because of his employment as Chairman and CEO of Adtalem. Ms. Wardell is considered an inside director because of her previous employment as Chairman and CEO of Adtalem.

Adtalem Global Education Inc.	2025 Proxy Statement 21

Proposal No. 1 Election of Directors

BOARD STRUCTURE AND OPERATIONS

Summary of Board and Committee Structure

Adtalem’s Board held five meetings during FY25, consisting of four regular meetings and one special meeting. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following tables include, for each standing committee, , the committee chair, a list of members, key responsibilities, and the number of meetings held during FY25. Current copies of the charters of each of these committees, a current copy of Adtalem’s Governance Principles, and a current copy of Adtalem’s Code of Conduct and Ethics can be found on Adtalem’s website, www.adtalem.com, and are also available in print to any shareholder upon request from Adtalem’s General Counsel and Corporate Secretary, 233 South Wacker Drive, Suite 800, Chicago, IL 60606. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination. The standing Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the Securities and Exchange Commission (“SEC”), and the listing standards of the NYSE.

Academic Quality Committee

Members	Key Responsibilities
Georgette Kiser (Chair) Members: Michael Malafronte Betty Vandenbosch
●
Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Adtalem’s activities and operations
●
Reviews the academic programs, policies, and practices of Adtalem’s institutions
●
Evaluates the academic quality and assessment process and evaluates curriculum and programs
●
Provides oversight of management’s strategy for leveraging education technology to enhance student engagement and academic achievement
●
Provides oversight regarding the effectiveness of technology implementation in driving student success

Meetings in FY25: 4

Audit and Finance Committee

Members	Key Responsibilities
William W. Burke (Chair) Members: Donna J. Hrinak Kenneth J. Phelan
●
Monitors Adtalem’s financial reporting processes, including its internal control systems and the scope, approach, and results of audits
●
Selects and evaluates Adtalem’s independent registered public accounting firm
●
Reviews and recommends to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies
●
Provides oversight of Adtalem’s policies and processes established by management to identify, assess, monitor, manage, and control technology, cyber, information, and other risks
●
Reviews and approves any potential related party transactions

The Board has determined that Mr. Burke is an audit committee financial expert, as defined by SEC rules.

Meetings in FY25: 8 Report: Page 33

22 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Compensation Committee

Members	Key Responsibilities
Michael W. Malafronte (Chair) Members: William W. Burke Liam Krehbiel Sharon O’Keefe
●
Oversees all compensation practices and reviews eligibility criteria and award guidelines for Adtalem’s compensation program
●
Selects the committee’s independent consultants and advisers
●
Reviews and approves, following discussions with the other independent members of the Board, CEO annual goals and objectives
●
Evaluates the CEO’s performance against established annual goals and objectives
●
Recommends CEO compensation to the other independent members of the Board for approval
●
Reviews recommendations made by the CEO and approves compensation for other executive officers, including base salary, annual incentive, and equity compensation
●
Reviews and approves the total pay-out of short- and long-term incentive pools, including annual grants of equity awards
●
Reviews and recommends to the Board compensation paid to non-employee directors
●
Oversees and conducts planning for CEO succession and potential related risks

Meetings in FY25: 4 Report: Page 63

External Relations Committee

Members	Key Responsibilities
Donna Hrinak (Chair) Members: Liam Krehbiel Kenneth J. Phelan Lisa Wardell
●
Provides awareness and oversight of Adtalem’s external relations strategy, policy, and practices
●
Monitors, analyzes, and effectively oversees legislative and regulatory policy trends, issues, and risks
●
Develops recommendations to the Board regarding formulating and adopting policies, programs, and communications strategy related to legislative, regulatory, and reputational risk
●
Oversees risks and exposures related to higher education public policy, as well as compliance with laws and regulations applicable to Adtalem
●
Provides oversight regarding significant public policy issues including environmental, social, health and safety, and public and community affairs
●
Reviews Adtalem’s impact strategy

Meetings in FY25: 4

Nominating & Governance Committee

Members	Key Responsibilities
Sharon O’Keefe (Chair) Members: Donna Hrinak Georgette Kiser
●
Reviews Board and committee structures and leads the Board self-evaluation process
●
Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
●
Recommends candidates for nomination as directors to the Board
●
Oversees and conducts planning for director succession
●
Recommends governance policies and procedures

Meetings in FY25: 4

Adtalem Global Education Inc.	2025 Proxy Statement 23

Proposal No. 1 Election of Directors

Board Leadership Structure

Our Governance Principles reflect the Board’s belief that it should have the latitude to select the Chairman of the Board and the CEO in the way that the Board deems in the best interest of Adtalem and its shareholders. To ensure continued Board independence, the Board has adopted a policy that, in the event the Chairman of the Board and CEO roles are combined, or the Chairman of the Board is not otherwise independent, the Board shall appoint a Lead Independent Director. In November 2024, the Board elected Mr. Beard, who has served as our president and Chief Executive Officer and on our Board since September 2021, as our Chairman. In accordance with our Governance Principles, the Board concurrently appointed Mr. Michael Malafronte to serve as our Lead Independent Director. In evaluating the Board’s leadership structure, the Board considered the relevant merits of combining the roles of Chairman of the Board and Chief Executive Officer and appointing a strong Lead Independent Director, compared with keeping the roles of Chairman of the Board and CEO separate. The Board concluded that Mr. Beard was the person best suited to serve as Chairman of the Board at this time, as he continues to lead Adtalem to unprecedented growth and impact as a leader in healthcare education and workforce development. In addition, the Board reaffirmed its commitment to independent Board leadership by appointing Mr. Malafronte as our Lead Independent Director, after his service as Chairman of the Board from November 2022 to November 2024.

Our Board believes that the existing structure, with Mr. Beard as Chairman and Mr. Malafronte as Lead Independent Director, continues to be the most effective leadership structure at this time. The Company benefits from an executive Chairman with deep experience in the healthcare education industry and knowledge of the Company’s emerging risks and issues that derives from close coordination with the management team. The combined CEO and Chairman role allows the Company to communicate its strategy to employees, students, regulators, shareholders, and other stakeholders in a single voice. The Company likewise benefits from a Lead Independent Director with deep experience as an investor and shareholder who communicates regularly with the Chairman, other members of the Company’s management team, and the other independent directors. We believe that the joint efforts and coordination between our Chairman and Lead Independent Director exemplify effective Board leadership and fulfillment of the Board’s oversight responsibilities.

During FY25, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Mr. Malafronte, as Adtalem’s Lead Independent Director, presided over these sessions.

Our Governance Principles provide that when we have a Lead Independent Director, he or she:

●	sets the agenda for, calls meeting of and leads executive sessions of the independent directors and reports to the Executive Chairman of the Board, as appropriate, concerning such meetings;
●	acts as a liaison between the Executive Chairman of the Board and the independent directors;
●	advises the Executive Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly;
●	when appropriate, makes recommendations to the Executive Chairman of the Board about calling full meetings of the Board;
●	serves as a resource to consult with the Executive Chairman of the Board and other Board members on corporate governance practices and policies and assumes the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Executive Chairman of the Board to assume such leadership; and
●	performs such other duties as requested by the Board or Nominating & Governance Committee and as set forth in the Governance Principles.

Director Attendance

During FY25, our Board met five times. Each of Adtalem’s directors attended at least 75% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in FY25.

All of our directors who were directors at the time participated in the 2024 Annual Meeting of Shareholders, held virtually in November 2024. Our Board encourages all of its members to attend the Annual Meeting but understands there may be situations that prevent such attendance.

Director Continuing Education

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. During FY25, the following directors attended the following classes and seminars: (i) Dr. Vandenbosch attended the Director’s Consortium at Stanford University’s Graduate School of Business; and (ii) Mr. Burke attended PwC’s Annual Corporate Directors Exchange. We also offer all of our directors a membership in NACD, an association for corporate board directors.

24 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Board Self-Evaluation

Each year our Board undertakes a self-evaluation process to critically evaluate its performance and effectiveness. Each Board member also assesses the performance and contributions of all of their fellow Board members. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. The process is coordinated by the Board Chairman and the chair of the Nominating & Governance Committee. In FY25, the Board conducted the evaluation process with the assistance of Adtalem’s Legal Department. Board and committee members are asked to provide commentary about a variety of topics, including the following: overall Board performance, including strategy, challenges, and opportunities; Board and committee meeting logistics and materials; Board and committee culture; and human capital and succession planning. The results of the Board and evaluations were aggregated by Adtalem’s Legal Department and discussed at the Board’s Strategy Meeting in May 2025 and committee meetings in June 2025. The results of the peer evaluations are reviewed with the individual Board members by the Chairman.

Board Succession and Effectiveness

In FY25, our Board engaged Spencer Stuart, an international executive search and leadership advisory firm to work with our Board members and key management to support and enhance Adtalem’s work on board effectiveness and board succession. During FY23, our Board conducted a Board Composition Analysis (“Analysis”), part of which benchmarked Adtalem against a seven-company peer group, the overall S&P 500, and two companies identified as governance leaders. Adtalem was benchmarked against this group on financial performance, board demographics, committee structure, and board skills and competencies. The Analysis focused on the strategy-driven director criteria to inform future director recruitment. It reflected core experiences and expertise that would be additive to the Adtalem Board based on Company strategy. The Analysis provided the Board with a recruiting priority roadmap.

KEY BOARD RESPONSIBILITIES

Strategic Oversight

The Board actively reviews and provides oversight on Adtalem’s long-term strategy and annual operating plan. In 2024, our Board held an inaugural two-day offsite strategy retreat to conduct a deep analysis of Adtalem’s strategy, including goals, a timeline, and execution plans. These sessions provide a dedicated forum for an open exchange of ideas and viewpoints on Adtalem’s strategic direction and an opportunity to identify new opportunities and risks as management executes upon the Company’s strategy. The Board held its second annual two-day offsite strategy retreat in May 2025, covering topics including technology in health systems; disruptive technology in higher education; artificial intelligence in healthcare; healthcare talent; and healthcare and education market dynamics. Management reports its progress in executing on Adtalem’s strategies and operating plan throughout the year. In addition, throughout the year, segment leadership report to the Board regarding individual segment strategies and operating plans. The full Board has primary responsibility to review and provide oversight to management on our impact strategy, with support from our Audit and Finance, Compensation, External Relations, and Nominating & Governance Committees, each of which provides oversight for relevant areas such as risk, and talent strategies.

Risk Oversight

Adtalem’s full Board is responsible for assessing major risks facing Adtalem and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of Adtalem to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least during each regular meeting regarding any findings.

Managing current and emerging business risks, from regulatory and market risks to global risks, is an important component of our governance and oversight system. Management undertakes a regular review of a broad set of risks across Adtalem’s business and operations to identify, assess, manage, and monitor existing and emerging threats and opportunities. Adtalem’s Enterprise Risk Management (“ERM”) team is responsible for leading our risk management program at the enterprise level. The ERM team places particular focus on key risks that have the potential for the highest impact to Adtalem and its operations, and the highest likelihood of risk occurrence based on Adtalem’s preparedness and potential impact to Adtalem’s strategy. As part of management’s proactive risk identification and mitigation efforts, the ERM team has developed Risk Appetite Statements for each critical enterprise risk. These Risk Appetite Statements provide a consistent framework to facilitate a shared and deepened understanding of risks across the enterprise and enable transparent communication and proactive risk management.

Adtalem Global Education Inc.	2025 Proxy Statement 25

Proposal No. 1 Election of Directors

Board/Committee	Primary Areas of Risk Oversight
Full Board	• Reputation • Legal and regulatory risk and compliance and ethical business practices • Strategic planning • Major organizational actions • Education public policy
Academic Quality Committee	• Academic quality • Accreditation • Curriculum development and delivery • Student persistence • Student outcomes
Audit and Finance Committee

•

Accounting and disclosure practices

•

Information technology

•

Cybersecurity

•

Financial controls

•

Risk management policies and procedures

•

Legal and regulatory risk and compliance, including compliance and ethics program

•

Related party transactions

•

Capital structure

•Investments

Compensation Committee	• Compensation practices • Talent development • Retention • Management succession planning
External Relations Committee	• Accreditation • Higher education public policy • Compliance with laws and regulations applicable to Adtalem • Public and community affairs
Nominating & Governance Committee	• Corporate and institutional governance structures and processes • Board composition and function • Board and Chairman of the Board succession

Succession Planning and Human Capital Management

The Board recognizes that one of its most important duties is to ensure continuity in Adtalem’s senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. To ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board periodically consults with our CEO and Chief Human Resources Officer (“CHRO”). Succession and development plans are regularly discussed with the CEO and CHRO as well as, without them present, in the executive session of the Board. The Board ensures that it has sufficient opportunity to meet with and assess development plans for potential CEO and senior management team successors and to consider external talent market opportunities.

26 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Our Impact Commitment

advancing healthcare, education and opportunity

At Adtalem our Impact work is central to how we fulfill our mission to expand opportunity and improve lives. We take a comprehensive approach—shaped by our commitments to community engagement and strong governance—that allows us to contribute meaningfully to society while advancing our business strategy. Our institutions play a critical role in helping to address one of the most pressing challenges in U.S. healthcare today: workforce shortages. Adtalem is helping to close the gap by preparing practice-ready graduates in medicine, nursing, veterinary medicine, social work, and related fields. We are the number one grantor of nursing degrees and Master of Social Work degrees in the U.S., and our medical schools graduate more physicians annually than any U.S.-based institution. We expand access to education, strengthen clinical pathways, and partner directly with healthcare systems to meet the growing demand for qualified professionals.

Beyond the classroom, we invest in the communities where our students and colleagues live and work through philanthropic partnerships and grantmaking aligned with healthcare and education access, workforce development and meaningful scholarship programs that help reduce barriers to education and increase degree completion. These efforts reflect our belief that responsible action and long-term value creation go hand in hand.

More information on our Impact strategy and progress can be found at adtalem.com/sustainability.

Our Approach to Cybersecurity and Data Privacy

At Adtalem, safeguarding sensitive information about our students, employees, institutions, and operations is integral to our overall risk management strategy. Our Cyber Risk Management Framework is designed to strengthen our systems against potential risks or outside threats to foster the trust of our internal and external collaborators and partners.

We modeled our proprietary Enterprise Information Security Framework Policy and Information Governance and Security Procedures on the National Institute of Standards and Technology’s (NIST) 800-53 Framework. We manage information security in key areas such as cybersecurity, data privacy and information technology (IT) with functional teams that focus on their areas of expertise and collaborate on cross-disciplinary projects. We report to the Board on the maturity of our program in alignment with the updated NIST Cybersecurity Framework (NIST CSF v2.0).

We benchmark across verticals and perform internal and external reviews as part of our ongoing commitment to continuous improvement. Our IT environment and cybersecurity-related controls are reviewed by our internal audit function and external third parties. We obtain third-party assessments, including cyber risk reviews and penetration testing, to evaluate our cybersecurity program independently. To our knowledge, we have not experienced a significant information security breach in the past five years. We regularly conduct tabletop exercises to assess our preparedness for potential cyber attacks. In our most recent exercise, we simulated a ransomware attack with the executive leadership team participating to evaluate our response strategies.

The Audit and Finance Committee receives quarterly updates from our Chief Information Security Officer, who reports directly to our Chief Financial Officer. Committee oversight includes the responsibility to ensure we have established and documented cybersecurity processes that are maintained and periodically evaluated. Our formal Cybersecurity, Privacy and IT Risk Committee meets regularly to ensure rigorous evaluation of existing and emerging risks in the environment. The committee is integrated with the Enterprise Risk Committee, ensuring cybersecurity risks are captured, assessed and reported at the corporate level.

Recognizing that Adtalem has embraced the use of artificial intelligence (“AI”) tools, we have developed AI risk management strategies, including an AI Governance Policy, architecture review and approval protocols, and guidance regarding the use of sanctioned tools in our environment.

Moreover, Adtalem’s cybersecurity program and data privacy programs include oversight on appropriate AI use and education for our entire workforce on through formal training programs, testing and email reinforcement. The AI Governance Policy provides an overarching corporate framework for secure strategies to integrate AI technology and machine learning into the student experience. This approach provides innovation, flexibility and security while also ensuring consistent standards across all institutions.

Outreach and Engagement

We value the opinions of our shareholders and believe regular, proactive communications with our shareholders to be in the long-term best interests of Adtalem. Our investor communications and outreach include direct one-on-one engagements, investor day meetings, investor conferences, and quarterly conference calls. Our investor events are open to the public and are available live and as archived webcasts on our investor relations website. Additionally, we reach out at least annually to our largest shareholders to invite feedback. We reached out to shareholders representing more than 70 percent of shares owned. We hold individual calls with shareholders who accept our invitation to allow for open, meaningful discussions. As part of our shareholder outreach, we meet with our shareholders to discuss regular business updates, strategic outlook, compensation matters, and global impact. We share material feedback received from our shareholders with our Board.

Adtalem Global Education Inc.	2025 Proxy Statement 27

Proposal No. 1 Election of Directors

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board, our Chairman, or any member or committee of the Board are encouraged to send any communication to our General Counsel and Corporate Secretary, Adtalem Global Education Inc., 233 South Wacker Drive, Suite 800, Chicago, IL 60606 and should prominently indicate on the outside of the envelope that it is intended for the Board, our Chairman, the independent directors as a group, or a committee or an individual member of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. Adtalem’s General Counsel and Corporate Secretary will compile and promptly forward all communications to the Board except for spam, junk mail, mass mailings, resumes, or other forms of job inquiries, surveys, business solicitations, or advertisements.

Communicating Accounting Complaints

Shareholders, Adtalem employees, and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of Adtalem’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel and Corporate Secretary of Adtalem at the following address:

General Counsel and Corporate Secretary
Adtalem Global Education Inc.
233 South Wacker Drive, Suite 800
Chicago, IL 60606

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel and Corporate Secretary, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by a Member of the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Adtalem employees and students may also report Accounting Complaints using any of the reporting procedures specified in Adtalem’s Code of Conduct and Ethics. All reports by employees and students shall be treated confidentially to the extent possible and may be made anonymously. Adtalem will not discharge, demote, suspend, threaten, harass, or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

BOARD PRACTICES AND POLICIES

Certain Relationships and Related Person Transactions

It is Adtalem’s policy that the Audit and Finance Committee review, approve, or ratify all transactions in which Adtalem participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers, including annual questionnaires completed by all our directors, director nominees, and executive officers. The Audit and Finance Committee reviews the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Adtalem policies and procedures, including the Code of Conduct and Ethics, which applies to Adtalem’s directors, officers, and all other employees, and annual questionnaires completed by all Adtalem directors, director nominees, and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules.

There were no transactions in FY25 that required either approval under our policies and procedures or disclosure as required by the rules and regulations of the SEC.

Governance Principles/Code of Conduct and Ethics

Our Board has adopted Governance Principles that set forth expectations for directors, director qualifications, director retirement, director independence standards, board committee structure, and functions and other policies for Adtalem’s governance. We have adopted a Code of Conduct and Ethics applicable to all employees including directors, officers, and full- and part-time employees and faculty of Adtalem Global Education Inc. and its subsidiaries. These documents are available on Adtalem’s website at https://www.adtalem.com/about-us/organizational-governance. Any amendments or waivers of the Code of Conduct and Ethics will be disclosed at the same website address.

28 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

We encourage individuals to speak up with questions, concerns, or potential violations of our Code of Conduct and Ethics, and we have a 24-hour reporting hotline administered through a third-party to offer anonymity, to the extent possible, to anyone reporting such issues. Information about our whistleblower policy and practices is included in the Code of Conduct and Ethics. All reports, which are reviewed by the Audit and Finance Committee each quarter, are investigated promptly, thoroughly and fairly, and appropriate action is taken whenever necessary.

Compensation Committee Independence and Insider Participation

During FY25, Michael W. Malafronte, William W. Burke, Liam Krehbiel, and Sharon O’Keefe served on the Compensation Committee. None of those members of the Compensation Committee was an officer or employee of Adtalem, or a former officer of Adtalem, nor did any of them have any relationship requiring disclosure by Adtalem as a related person transaction under Item 404 of Regulation S-K. During FY25, none of the Company’s executive officers served on the board of directors or a compensation committee of any other entity, any officers of which served on Adtalem’s Board or our Compensation Committee.

DIRECTOR COMPENSATION

The competitiveness of the director compensation program is reviewed annually by the Compensation Committee with the assistance and input of Aon (“Aon”) and previously, Meridian Compensation Partners, the Compensation Committee’s independent compensation consultants. No changes were made to the director compensation program in FY25 or FY24. Each non-employee director annually receives RSUs with an approximate value of $140,000. The RSUs are granted immediately following the Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period, which is the one-year anniversary of the grant date. In addition to the RSUs, in FY25, non-employee directors received an annual retainer of $85,000, paid quarterly. The Chair of the Audit and Finance Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $12,500 for their roles as committee chairs. During FY25, Mr. Beard, our Executive Chairman of the Board and CEO, did not receive any additional compensation for his service as Chairman of the Board. Mr. Malafronte received an additional annual retainer of $35,000 (prorated for the year) for his service as Lead Independent Director. Mr. Malafronte donated $68,750 of his Board fees in FY25 to the Empower Scholarship Fund. Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

Under the Adtalem Nonqualified Deferred Compensation Plan, a director may elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. No non-employee directors deferred any portion of their compensation in FY25.

Annual Non-Employee Director Compensation	Additional Cash Compensation for Committee Chairmanship	Amount ($)
	Chairman of the Board (when independent)	120,000
	Lead Independent Director of the Board	35,000
	Committee Chair:
	Audit and Finance	25,000
	Compensation	17,500
	Academic Quality	12,500
	External Relations	12,500
	Nominating & Governance	12,500

Adtalem Global Education Inc.	2025 Proxy Statement 29

Proposal No. 1 Election of Directors

This table discloses all non-employee director compensation provided in FY25 to the directors of Adtalem for their service as directors.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
William W. Burke	110,000	140,166	250,166
Mayur Gupta(2)	21,250	—	21,250
Donna J. Hrinak	97,500	140,166	237,666
Georgette Kiser	97,500	140,166	237,666
William Krehbiel	85,000	140,166	225,166
Michael W. Malafronte	111,250	140,166	251,416
Sharon L. O'Keefe	97,500	140,166	237,666
Kenneth J. Phelan	85,000	140,166	225,166
Betty Vandenbosch	85,000	140,166	225,166
Lisa W. Wardell(3)	133,000	140,166	273,166

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of 1,560 RSUs granted on November 13, 2024 to each of the directors named above, computed in accordance with FASB ASC Topic 718. The assumptions made in determining the valuations of these awards can be found at Note 15: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2025. The number of RSUs granted to each of the directors named above was determined by dividing $140,000 by $89.85, which represents the fair market value of a share of Common Stock on the November 13, 2024 award date and rounding to the nearest 10 shares.
(2)	Mr. Gupta served as a member of the Board until November 13, 2024 but did not stand for re-election at the 2024 Annual Meeting of Shareholders.
(3)	Ms. Wardell’s fees include $24,000 for her service on the Chamberlain University Board of Trustees and $24,000 for her service on the Walden University Board of Managers.

30 2025 Proxy Statement	Adtalem Global Education Inc.

PROPOSAL NO. 2

Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (“PwC”), as independent registered public accounting firm for Adtalem and its subsidiaries for fiscal year 2026. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Adtalem and its subsidiaries be ratified. If the shareholders do not ratify the selection of PwC, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

Proposal No. 2 to ratify the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2026 will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions will be treated as a vote AGAINST the proposal, while broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the result of the vote for this proposal. See VOTING INFORMATION – Effect of Not Casting Your Vote. If you sign and return your proxy card, but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted FOR ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2026.

If the appointment of PwC as our independent registered public accounting firm for fiscal year 2026 is not ratified by our shareholders, the adverse vote will be considered a direction to the Audit and Finance Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the 2026 appointment will stand unless the Audit and Finance Committee finds other good reason to make a change.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as Adtalem’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

SELECTION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified, or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past two years were approved by the Audit and Finance Committee prior to their undertaking.

PRE-APPROVAL POLICIES

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax, and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2024 and 2025, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because the independent registered public accounting firm should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by e- mail, telephonically, or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

Adtalem Global Education Inc.	2025 Proxy Statement 31

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT FEES AND OTHER FEES

During the 2025 and 2024 fiscal years, Adtalem was billed by PwC for audit and other professional services, respectively, in the following amounts:

	Fiscal Year	Fiscal Year
Fees	2025	2024
Audit Fees	$3,997,500	$4,260,500
Audit-Related Fees	$—	$—
Tax Fees	$405,984	$847,493
All Other Fees	$2,000	$2,000
Total	$4,405,484	$5,109,993

AUDIT FEES — Includes all services performed to comply with generally accepted accounting principles in conjunction with the annual audit of Adtalem’s financial statements and the audit of internal controls over financial reporting. In addition, this category includes fees for services in connection with Adtalem’s statutory and regulatory filings, consents, and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Adtalem’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

AUDIT-RELATED FEES — None.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits, and responding to requests from Adtalem’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Adtalem’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for PwC’s disclosure checklist.

32 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee has:

●	Reviewed and discussed the 2025 audited financial statements with management;
●	Met with PwC, Adtalem’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB and the SEC; and
●	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and
●	Discussed with PwC its independence.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Adtalem’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2025 be included in Adtalem’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC.

While the Audit and Finance Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit and Finance Committee does not have the duty to plan or conduct audits or to determine that Adtalem’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Adtalem’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit and Finance Committee.

William W. Burke, Chair	Donna J. Hrinak	Kenneth J. Phelan

The Audit and Finance Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Adtalem filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that Adtalem specifically incorporates this Audit and Finance Committee Report by reference.

Adtalem Global Education Inc.	2025 Proxy Statement 33

PROPOSAL NO. 3

Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION DISCUSSION & ANALYSIS ROADMAP

35	SECTION 1: EXECUTIVE SUMMARY

35	Our Named Executive Officers
35	Executive Summary
36	FY25 Financial Results
37	Growth with Purpose: Exceptional Financial Performance
42	Continued Shareholder Outreach

43	SECTION 2: OUR APPROACH TO EXECUTIVE COMPENSATION

43	Compensation Objectives
44	Pay-For-Performance Focus
45	Executive Compensation Governance and Practices
45	2025 Compensation Snapshot

46	SECTION 3: COMPENSATION DECISION-MAKING PROCESS
46	Principles of Executive Compensation
47	Compensation Setting Process
47	Role of the Compensation Committee
47	Role of the Executive Officers and Management
47	Role of the Compensation Consultant
48	Peer Group Determination and Benchmarking

48	SECTION 4: OUR COMPENSATION PROGRAM AND FY25 RESULTS

48	Annual Base Salary
49	2025 Compensation Decisions and Actions
49	Key FY25 Compensation Decisions
49	FY25 Base Salary Results
49	Annual Cash Incentive Compensation
55	Annual Incentive Results
56	Long-Term Incentive Compensation
57	FY25 Long-Term Incentive Decisions

60	SECTION 5: OTHER COMPENSATION PROGRAMS AND POLICIES

60	Deferred Compensation
60	Other Benefits
60	Employment Agreements
61	Separation Agreements
61	Change-in-Control
61	Stock Ownership Guidelines
61	Incentive Compensation Recoupment Policy
62	Deductibility of Compensation
62	Compensation Risk Analysis
62	Prohibition on Hedging and Pledging

63	SECTION 6: COMPENSATION COMMITTEE REPORT

34 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 1: Executive Summary

OUR NAMED EXECUTIVE OFFICERS

The following pages summarize our executive compensation program for our NEOs. Our 2025 NEOs are:

Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Scott Liles

Chairman and Chief Executive Officer	Senior Vice President, Chief Financial Officer	Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services	President, Walden University and Chief Digital Officer	President, Medical and Veterinary

EXECUTIVE SUMMARY

FY25 was a transformative year for Adtalem’s organizational performance and outcomes. Despite navigating a challenging macroeconomic environment and evolving regulatory landscape, our teams delivered exceptional results.

Key achievements include:

12.9%⭡ Revenue to $1,788 million	33.1%⭡ Adjusted earnings per share to $6.67	$333 million Net cash provided by operating activities from continuing operations	$221 million Returned to shareholders through share repurchases

$179 million⭣ in outstanding letters of credit to U.S. Department of Education, reduced from $227 million in 2024	91,000+ students Total enrollment of more than 91,000 students, up 10.2% year-over-year for the fourth quarter	5.8%⭡ Enrollment up for Chamberlain University, with 10 straight quarters of total enrollment growth	15.0%⭡ Enrollment up for Walden University, with 8 straight quarters of total enrollment growth

1.0% Enrollment up for Medical/Veterinary segment, as turnaround took hold	29,000 Students graduated in FY25 with ~90% into healthcare fields	95% first time residency attainment rates for our two medical schools[1]

87%⭡ Share price	Exceeded that of our peer group Total Shareholder Return

The compensation results for our NEOs reflected achievement of the aggressive performance goals which produced the above results and demonstrated our strong pay for performance alignment.

Pay for Performance

●	The majority of our NEOs’ total target compensation is performance-based, ensuring the executive rewards are directly tied to the company‘s success. Performance Share Unit (”PSU”) awards comprise 60% of our NEOs’ regular annual long-term incentive equity awards in FY25.
●	To reinforce our commitment to pay-for-performance, we expect compensation arrangements for our executive officers to be even more heavily tied to performance in FY26; the Board intends the FY26 regular annual equity award for the CEO to be comprised 100% of PSUs and regular annual equity awards for other NEOs to be comprised of 70% PSUs.

Rigorous Performance Targets

Adtalem Global Education Inc.	2025 Proxy Statement 35

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

●	Aggressive revenue and EPS goals were set for the FY25 Management Incentive Plan (”MIP”). The plan’s revenue target was $1,730 million, which required a strong growth rate of 9.1% versus actual FY24 revenue of $1,585 million. The adjusted EPS target, $6.04, required a growth rate of 20.6% from the prior year’s actual achievement of $5.01.
●	Targets for the FY24-FY25 Growth with Purpose (”GwP”) PSUs were intended to incentivize management to deliver industry-leading financial results, exceeding that which would be generated by the FY23-FY25 PSU targets alone.
o	FY25 revenue of $1,662 million was required to realize target payout on the GwP awards — a 3.8% average growth rate for the two-year period. FY25 revenue of $1,712 million — an 8.6% average revenue growth rate for the period — was required to realize maximum payout. In comparison, our FY23-25 PSUs required a three-year average revenue growth rate of 2.33% to pay out at target, and a 2.57% average growth rate for maximum payout.
o	Achievement of the program’s adjusted EBITDA margin targets — when applied in conjunction with the aggressive revenue targets — would also yield a level of EBITDA unmatched in previous years.

Overall FY25 compensation highlights for our NEOs were as follows:

●	No base pay adjustments were made for three NEOs, including the CEO. The base salaries for Mr. Phelan and Mr. Betz were increased to better align with the market and to reflect expanded responsibilities, respectively.
●	Target bonus opportunities remained unchanged for four NEOs, including the CEO. A moderate increase was approved for Mr. Betz in conjunction with his expanded responsibilities.
●	Based on the company’s financial performance and individual executive accomplishments against goals, the FY25 MIP was earned at 93% to 172% of target for our NEOs. These results reflected our extraordinary academic, operational, and financial accomplishments in FY25, summarized below.
●	FY25 equity grants consisted of 40% Restricted Stock Units (”RSUs“) vesting annually over three years, and 60% PSUs, vesting after three years. The PSU financial performance measures remained consistent with those utilized for PSUs awarded for FY24: revenue growth and adjusted EBITDA margin. The award opportunities reflected the Compensation Committee’s high expectations for future performance and shareholder value creation, as well as a desire to promote long-term retention of key executives critical to our operations.
●	The FY23-FY25 Revenue PSUs were achieved at 200% of target, reflecting results that were significantly over the maximum established for the award. The FY23-FY25 EBITDA margin PSUs were achieved at 86% of target, reflecting EBITDA margin achievement slightly below target.
●	Payouts on the GwP supplemental PSU awards were indicative of the superior performance and shareholder results achieved in connection with the GwP strategy. Achievement on the GwP revenue metrics exceeded the plan maximum by $76 million, which resulted in a payout of 200% of the target number of Revenue PSUs granted. Achievement on the adjusted EBITDA margin metric exceeded target by 100 bps, which resulted in a payout of 171% of the target number of Adjusted EBITDA margin PSUs granted.

FY25 FINANCIAL RESULTS

Adtalem's recent record of academic, financial and operational achievement represents a remarkable transformation story. The company has successfully executed a comprehensive strategic vision that reshaped its portfolio into a healthcare-focused educational growth model, delivering exceptional results across all segments while strengthening its position as a leader in healthcare education and workforce development. Mr. Beard's appointment as CEO in 2021 marked the beginning of an exceptional period of strategic execution. The acquisition and integration of Walden was accomplished between FY21 and FY23, exceeding the $60 million value capture target and creating a more profitable operating model for the entire organization. In FY22, Adtalem completed another strategic milestone by divesting its Financial Services segment for $1 billion, using $770 million of the proceeds to pay down debt. These transactions transformed Adtalem's portfolio, providing the foundation for the company's current success.

At the June 2023 investor day, Adtalem's leadership introduced "Growth with Purpose (GwP)," a comprehensive three-year strategy designed to fundamentally transform the company's approach to growth. This strategy, rooted in operational excellence, centers on five interconnected value-creating pillars of marketing, enrollment, retention, pricing and programs. What makes GwP distinctive is its deliberate focus on expanding access to post-secondary education for non-traditional student populations while never compromising on the student outcomes that define Adtalem's reputation.

FY25 marked another important inflection point in Adtalem's transformational growth trajectory. The company's operational excellence in executing the multi-year GwP strategy not only met but significantly exceeded the FY25 plan, delivering results that reflect the compound benefits of long-term investments and strategic positioning. This momentum was evident across all segments. Chamberlain University, the nation's largest nursing school, achieved record-breaking total enrollment with over 40,000 students enrolled in FY25. Walden University demonstrated remarkable consistency with double-digit enrollment growth every

36 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

quarter, surpassing pre-pandemic levels to reach over 48,000 students enrolled by the fourth quarter of 2025. The Medical and Veterinary segment, with 5,000 students enrolled on average in FY25, continued its tradition of excellence by collectively ranking at the top nationally for the number of students matched into U.S. veterinary and medical residency programs.

Adtalem's FY25 performance positioned the company at the forefront of the industry. Revenue increased 12.9% to $1,788 million, while adjusted EBITDA margin expanded by 190 basis points to 25.7%. Adjusted earnings per share grew 33.1% to $6.67, demonstrating strong profitability alongside top-line growth. The company returned significant capital to shareholders in FY25 through share repurchases, completing the prior $300 million January 2024 Board-authorized share repurchase program and announcing a new $150 million share repurchase program through May 2028. Additionally, Adtalem strengthened its balance sheet by reducing and refinancing long-term financial obligations, ending the year at a healthy 0.8x adjusted net leverage.

This transformative fiscal year enabled Adtalem to meaningfully expand access to in-demand programs and make strategic investments in student outcomes, creating a powerful ripple effect that benefited students, strengthened the healthcare workforce, and served the broader community while strengthening shareholder value. What began as an ambitious roadmap has evolved into a proven methodology for sustainable, purpose-driven growth that serves all stakeholders while maintaining the company's commitment to educational excellence. These achievements position Adtalem as a leader in healthcare education and workforce development while establishing a strong foundation for continued growth and impact.

GROWTH WITH PURPOSE: EXCEPTIONAL FINANCIAL PERFORMANCE

The GwP strategy has proven highly successful, delivering consistent enrollment growth and demonstrating that purpose-driven growth and strong financial performance can work hand-in-hand. When management set ambitious three-year financial targets for FY24, FY25 and FY26, they established benchmarks that would test the organization's ability to execute on this vision. Now, two years into the GwP journey, the results speak for themselves — we have consistently outperformed our original expectations across all key performance metrics, validating both the strategy's design and our team's execution capabilities.

1 First-time residency attainment rate is the percent of students attaining a 2025-26 residency position out of all graduates or expected graduates in 2024-25 who were active applicants in the 2025 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

Adtalem Global Education Inc.	2025 Proxy Statement 37

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Adtalem's Compensation Committee deliberately set aggressive FY25 performance objectives designed to push management toward extraordinary results that would change the trajectory of the company compared to its historical performance and lead the broader industry landscape. Achievement of the adjusted EBITDA margin targets established for the GwP PSUs – when applied in conjunction with the aggressive revenue targets established for that program – would yield a level of EBITDA unmatched in previous years. The Committee's intention was clear: to incentivize leadership to reach performance levels that would be genuinely exceptional.

Management not only met these demanding benchmarks — they surpassed them decisively, delivering results that exceeded the Committee's ambitious targets. This dual achievement of beating internal stretch goals and leading the industry demonstrates the caliber of execution that sets Adtalem apart in the marketplace- and demonstrated the power of our pay for performance philosophy

The compensation awarded to management in FY25 reflects this exceptional performance and recognizes their success in delivering outstanding results for all stakeholders: our students, colleagues, investors, the institutions, and the communities they serve. More importantly, these achievements underscore Adtalem's unwavering commitment to strengthening its market-leading position in healthcare education and advancing the company’s strategic ambition to become a systemically important workforce partner to the U.S. healthcare system for many years to come.

1 Revenue and Adj. EBITDA are in millions.

38 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FINANCIAL RESULTS COMPARED TO PEERS

Adtalem's strategic transformation and operational excellence – a testament to the purposeful design of our compensation programs - have generated exceptional shareholder returns that significantly lead the broader market and its peer group. A $100 investment in Adtalem's equity on June 30, 2020, has delivered extraordinary returns, generating a remarkable five-year cumulative total return of +308% for an ending value of $408 on June 30, 2025. This exceptional performance represents a testament to the power of strategic execution and operational excellence in driving shareholder value creation.

Adtalem's share price appreciation has dramatically eclipsed all key benchmarks, delivering returns that are more than two times greater than the S&P 500's +116%, more than five times the Russell 2000's +61%, and significantly outpacing the average peer performance of 113%. This superior cumulative total return performance reflects our ability to successfully execute our comprehensive business transformation while consistently delivering on our GwP strategy. The magnitude of this outperformance demonstrates how our focus on operational excellence, student outcomes and strategic positioning has translated into exceptional value creation for shareholders, validating our long-term approach to building a market-leading healthcare education enterprise.

	June 30,
	2020	2021	2022	2023	2024	2025
Adtalem Global Education Inc.	100	114	115	110	219	408
S&P 500	100	141	126	151	187	216
Russell 2000	100	162	121	136	150	161
Peer Group[1]	100	104	110	115	163	213

Source data: Zacks Investment Research

(1) The self-determined “Peer Group” consists of the following companies selected on the basis of similarity in nature of their businesses: American Public Education, Inc. (APEI), Graham Holdings Company (GHC), Grand Canyon Education, Inc. (LOPE), Laureate Education, Inc. (LAUR), Perdoceo Education Corporation (formerly known as Career Education Corporation) (PRDO), and Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (STRA).

Adtalem Global Education Inc.	2025 Proxy Statement 39

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FY25 Results in Detail

Adtalem’s FY25 achievements extend beyond the financial and operational highlights outlined above.

Academic

Our GwP strategy has delivered transformational results not only in financial performance, but in our core mission of preparing healthcare professionals who will serve communities across America. The outcomes achieved in FY25 demonstrate how our strategic investments in student success translate directly into strengthening the healthcare workforce pipeline and expanding access to quality care.

In FY25, we graduated 29,000 students, approximately 90% with degrees in healthcare related professions, joining our community of approximately 365,000 alumni. A significant portion of our graduates are working adults or first-generation college graduates who often balance their studies with full-time jobs and family responsibilities. They represent a wide variety of backgrounds and socioeconomic circumstances, serving as nurses, physicians, counselors, social workers, veterinarians and other healthcare professionals in both urban centers and underserved rural communities across the country. Many of our students are career changers seeking stable employment in high-demand fields, while others are advancing within their current healthcare roles. Due to the broad set of students that we serve, the top priority for management remains to remove student learning barriers to deliver outstanding student outcomes to prepare them for meaningful careers and enhanced earning potential.

We also made significant student-facing investments to enhance the student experience, implementing ground-breaking initiatives across every stage of the student journey. We streamlined and personalized the enrollment process to better support working adults and first-generation college students navigating higher education for the first time. Our new AI-powered learning technologies provide real-time tutoring support, adaptive study plans, and personalized feedback to help students master complex healthcare concepts and clinical skills. These innovations ensure our graduates are not just academically prepared but truly "day-one" practice ready to step confidently into hospitals, clinics and healthcare facilities.

We broadened our inclusive access mission by expanding in-demand programs like nursing, mental health, and physician assistant studies, securing additional state approvals to serve more communities and meet students where they are on their journey. We are also proud that Chamberlain University and Walden University were recognized as "Opportunity Colleges and Universities" in the 2025 Student Access and Earnings Classification by the Carnegie Foundation and American Council on Education, underscoring our dedication to delivering exceptional education and student empowerment.

Walden University continues to be an industry leader driving digital innovation in post-secondary higher education. In FY25, we continued to enhance our seamless student experience, rolling out student facing enhancements such as Build Your Own Education plan, which maps out a prospective student’s journey and provides program cost estimates directly on our website. Investments in our student advisors are unlocking their ability to spend more time having direct student interactions. We continue to make education more affordable through our Believe and Achieve scholarship program, which can reduce cost of program completion by up to 25% with over 50,000 students participating since launch in FY23. Walden faculty and staff continue to leverage AI to create adaptive student learning tools which have increased our student persistence rates. In FY25, Walden University graduated 12,500 students, making a significant impact to nursing, social work, counseling and education professions, among others. It was also recently certified as a B-Corporation, a recognition of its commitment to using business as a force for good — balancing profit with purpose.

Chamberlain University is a leader in nursing education, graduating practice ready nurses at scale. In FY25, Chamberlain University graduated 13,000 nursing students. Its Practice Ready. Special Focused™ program expanded its specialized nursing education model through additional industry leading partnerships in FY25. Bachelor of Science in Nursing students can now receive specialized training in oncology, critical care, emergency nursing, nephrology, home healthcare and perioperative nursing. We also continue to expand access to our programs. Our Bachelor of Science in Nursing online offering is now being offered in 36 states and has 58 clinical hub locations, bringing nursing education closer to urban and rural students nationwide. Chamberlain’s AI agent, Nurse Ally, has brought adaptive learning tutoring 24/7 to our 40,000 students.

Graduated

29,000
Total
Students

in 2025 across Adtalem’s institutions

Graduated

20,000
Nursing
Students

in 2025

Graduated

2,600
Social &
Behavioral
Science
Students

in 2025

Graduated

1,100

Psychology
Students

in 2025

40 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Combined, American University of the Caribbean School of Medicine and Ross University School of Medicine students and graduates had a 95% first-time residency attainment rate.[5] We placed over 615 future clinicians at over 325 health facilities, spanning 42 U.S. states and territories and in 26 specialties with more than 130 students and graduates matching into partner clinical hospitals. This year, greater than 40% of AUC and RUSM residency placements will train in a federally designated medically underserved area/population (MUA/Ps), expanding access to care in underserved urban and rural communities nationwide. Ross University School of Veterinary Medicine (“RUSVM”) graduated 415 Doctors of Veterinary Medicine in 2024 and ranked 1st among institutions whose graduates matched into selective internships and residencies. In the most recently reported academic year, 2023, RUSVM accounted for approximately 9% of all Doctor of Veterinary Medicine graduates entering the U.S. veterinary market. In FY25, our Medical/Veterinary segment graduated 1,100 students.

These achievements underscore how our GwP strategy creates a virtuous cycle in which exceptional financial performance enables greater investment in student success, which in turn strengthens our market position while fulfilling our mission to address critical healthcare workforce shortages. The quality and scale of our graduate outcomes position Adtalem as an increasingly vital partner to the U.S. healthcare system, with our 365,000 alumni serving on the front lines of patient care in communities nationwide.

Graduated 1,100 Medical & Veterinary Students in 2025

5 First-time residency attainment rate is the percent of students attaining a 2025-26 residency position out of all graduates or expected graduates in 2024-25 who were active applicants in the 2025 National Resident Matching Program (“NRMP”) match or who attained a residency position outside the NRMP match.

Operational

Operational excellence is the primary focus of our GwP strategy, which has created a more efficient operating model with durable synergies. This new, more efficient foundation has unlocked our ability to sustainably accelerate the performance of our institutions as Adtalem expands access to our in-demand healthcare programs to tens of thousands of students who might not otherwise have an opportunity to fulfill their professional ambitions. Our integrated operating model has achieved real leverage through efficiencies and economies of scale, affording us the ability to sustainably increase our student-facing investments in FY25 while exceeding our goal to expand our adjusted EBITDA margin by 100 bps year-over-year, ending the year with a 190 bps gain.

At the close of the fiscal year, Chamberlain University experienced its 10th straight quarter of total enrollment growth, averaging 9.0% quarterly growth in FY25. It also expanded its national scale, surpassing its highest ever previous total enrollment during FY25. Walden University had eight straight quarters of total enrollment growth, averaging 13.5% quarterly growth in FY25, surpassing pre-pandemic levels of total enrollment. The Medical/Veterinary segment grew enrollment for FY25 by 0.5%. Total enrollment growth has been underpinned by our ability to significantly increase both new enrollments and already high persistence rates among existing students.

Building upon this foundation, we recently announced the Aspiring Nurse Program — a strategic partnership between Adtalem Global Education, Chamberlain University and SSM Health — projected to graduate and employ 400+ practice-ready nurses annually across Oklahoma, Missouri, Illinois and Wisconsin. This partnership exemplifies Adtalem's GwP strategy by connecting education directly to healthcare delivery, where students receive upfront tuition support, complete clinical hours in SSM Health facilities where they'll work post-graduation and have guaranteed employment upon completion. With Chamberlain's reach across 36 states and 58 clinical hubs, Adtalem is positioned to scale this innovative model nationwide, creating a replicable framework for addressing critical workforce needs while delivering measurable value to communities.

10 straight quarters of growth FOR CHAMBERLAIN UNIVERSITY ~40k average students enrolled in FY25	8 straight quarters of growth FOR WALDEN UNIVERSITY ~47k average students enrolled in FY25

Our investments in innovative brand campaigns are resonating powerfully with prospective students, creating meaningful connections that speak directly to the aspirations of working adults, first-generation college students and career changers seeking transformation through education. Moreover, our data-driven marketing philosophy continues to build a robust foundation for new enrollment growth, leveraging sophisticated analytics to personalize outreach efforts, optimize campaign performance, and allocate marketing resources more effectively while maintaining our commitment to attracting students who are genuinely prepared for success in our rigorous programs.

Adtalem Global Education Inc.	2025 Proxy Statement 41

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Financial

The financial results for FY25 demonstrate the exceptional execution of our GwP strategy, with performance that dramatically exceeded our ambitious targets across every key metric. Revenue reached $1,788 million, representing robust 12.9% year-over-year growth that more than doubled our June 2023 investor day growth target of 4% to 6%. This top-line performance was matched by equally impressive margin expansion, with adjusted EBITDA margin growing by 190 basis points year-over-year to 25.7%, significantly surpassing our investor day expansion target of 100 basis points and reflecting the operational leverage inherent in our strategic positioning.

These strong fundamentals translated into outstanding bottom-line results, with adjusted earnings per share of $6.67 representing a remarkable 33.1%year-over-year increase that far exceeded our June 2023 investor day growth target of 10% to 15%. Adjusted EBITDA reached $460 million compared with $378 million in the prior year, demonstrating the compound benefits of our long-term investments and strategic focus on operational excellence.

FY25 demonstrated not only exceptional financial performance but also Adtalem's strong cash generation and disciplined capital allocation strategy. Operating cash flow from continuing operations reached $334 million, representing a $45 million increase from the prior year. We strategically reinvested $50 million in capital expenditures while maintaining our commitment to shareholder returns through $211 million in share repurchases. This activity completed our January 2024 Board-authorized $300 million share repurchase program and enabled us to announce a new $150 million program authorized through May 2028. We also strengthened our financial position by repricing our Term Loan B, reducing the interest rate by 75 basis points and repaying $100 million of the outstanding balance. Additionally, we improved our regulatory standing by reducing outstanding letters of credit with the Department of Education from 20% to 10% of Title IV receipts. These actions collectively reflect our operational excellence through the GwP strategy, robust cash generation capabilities, and disciplined approach to capital allocation that creates sustained value for all stakeholders.

CONTINUED SHAREHOLDER OUTREACH

Adtalem employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, global impact and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance as set forth in our public filings, through one-on-one discussions, non-deal road shows and investor conferences.

Our ongoing commitment to shareholder outreach included proactive outreach to our shareholders in FY25. Shareholders reiterated their support for our strategic transformation actions, GwP organic growth strategy and compensation structure.

Adtalem and the Board will continue to engage with our shareholders with transparency and purpose.

42 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 2: Our Approach to Executive Compensation

COMPENSATION OBJECTIVES

Adtalem's executive compensation program strategically rewards leaders for delivering exceptional financial results while building long-term shareholder value through educational excellence. We believe academic quality and student-centric focus drive sustainable growth, incorporating rigorous performance objectives that recognize leadership for improving student outcomes. This philosophy has been particularly effective in driving the strong results achieved under our GwP strategy. Most of our NEOs' total target compensation is performance-based, directly tying executive rewards to company success.

Our FY25 performance marked a critical inflection point where operational excellence against the multi-year GwP strategy significantly exceeded our plan and delivered compound benefits from long-term investments.

Our program aligns leaders' interests with shareholders and key stakeholders, including students, colleagues, institutions, and communities. The Compensation Committee has structured the compensation of Mr. Beard and the other NEOs to reflect this record of sustained achievement and to ensure they face meaningful forfeiture risk if they were to leave the Company. The program focuses executives on strategic priorities and GwP transformation while providing substantial upside and downside potential based on actual performance over both short- and long-term periods.

These measures support our strategic shift through annual incentives and long-term GwP performance share plans that recognize leadership for improving student outcomes while driving sustainable financial growth, ensuring our commitment to educational excellence translates into enduring shareholder value creation.

The following chart highlights key objectives behind the development, review and approval of our NEOs' compensation. Our executive compensation program is designed to:

ALIGN INCENTIVES	COMPETE FOR TALENT	REWARD PERFORMANCE

Our purpose is to empower students to achieve their goals, find success and make inspiring contributions to our global community. This student-centered mission drives our compensation philosophy: we believe that when students succeed, our organization succeeds, creating sustainable long-term value for shareholders. Our compensation program directly reflects this belief by measuring and rewarding outcomes that demonstrate student achievement and institutional effectiveness. By aligning executive incentives with student success metrics alongside financial performance indicators, we ensure that leadership decisions consistently prioritize the educational outcomes that form the foundation of our long-term growth and shareholder value creation.

Our compensation program is designed to attract, retain and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

Our compensation program is designed to drive and reward outstanding performance through:

●
A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives
●
A long-term incentive program providing a mix of equity vehicles designed to reward long-term financial performance and shareholder value creation
●
A special supplemental incentive program for fiscal years 2024 and 2025 to drive achievement of and appropriately support our multi-year GwP transformation strategy

Adtalem Global Education Inc.	2025 Proxy Statement 43

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

PAY-FOR-PERFORMANCE FOCUS

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value, and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when performance exceeds established objectives; and, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

(1)	Excludes perquisites.
(2)	Illustration represents FY25 target compensation mix for Mr. Beard and the other NEOs.

Program Design:

The actual value realized from the annual MIP award can range from zero, if threshold performance targets are not met, to up to 250% of targeted amounts for exceptional organizational and individual performance.

●	Our regular long-term incentive program consists of equity-based awards that derive their value based on the performance of our stock price. Beginning with FY23, the Compensation Committee determined that it would no longer grant stock options. The elimination of stock options was intended to simplify the long-term incentive program and to shift more of the equity mix to performance-based equity awards. As a result, a significant portion of the equity-based awards granted under the annual long-term incentive program (60% of the executive officers’ annual awards) is granted in the form of PSUs, the number of which earned is based on achievement of three-year financial performance goals. For the PSUs granted in FY25, the Committee approved the continued use of revenue growth and adjusted EBITDA margin as the financial performance measures which best align the long-term incentive program with Adtalem’s current long-term growth strategy. If the minimum levels of performance are not met, no PSUs are earned; if the minimum levels of performance are met, payout can range from 50% to 200% of the target number of PSUs.

Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the aggressive objectives we have set for the creation of short- and long-term shareholder value as well as academic quality and organizational growth.

44 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

We accomplish our executive compensation program objectives through the following pay practices and controls:

WHAT WE DO	WHAT WE DON’T DO

✓
Pay for financial and academic performance
✓
Solicit and value shareholder opinions about our compensation practices
✓
Deliver total direct compensation primarily through variable pay
✓
Set challenging short- and long-term incentive award goals
✓
Provide strong oversight that ensures adherence to incentive grant regulations
✓
Maintain robust stock ownership requirements
✓
Adhere to an incentive compensation recoupment (clawback) policy
✓
Offer market-competitive benefits
✓
Consult with an independent advisor on executive pay practices, plan designs and competitive pay levels

✘
Provide guaranteed salary increases
✘
Provide tax gross-ups on severance or other payments in connection with a change in control
✘
Provide single-trigger change-in-control severance
✘
Re-price stock options or exchange underwater options for other awards or cash, without shareholder approval
✘
Pay dividends on unvested performance-based awards
✘
Provide excessive perquisites
✘
Offer a defined benefit pension or supplemental executive retirement plan
✘
Permit hedging or pledging of Adtalem Common Stock
✘
Reward executives without a link to performance

2025 COMPENSATION SNAPSHOT

Adtalem’s FY25 incentive compensation program for executives was designed to link compensation and performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)	Base Salary	Reflect experience, market competition and scope of responsibilities	Reviewed Annually	● Assessment of performance in prior year	● Represents 6% and 33% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively

Annual Incentive (cash)	Management Incentive Plan (MIP)	Reward achievement of short-term operational business priorities	1 year	● Revenue* ● Adjusted earnings per share* ● Individual performance modifier	● Represents 8% and 25% (on average) of target Total Direct Compensation for Mr. Beard and other NEOs, respectively

Long-Term Incentive (equity)	RSUs	Align interests of management and shareholders, and retain key talent	3-year ratable vest	● Stock price growth	● Represents 40% of NEO regular annual LTI granted in FY25**
	Revenue Growth PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3-year cliff vest	● Revenue Growth	● Represents 30% of NEO regular annual LTI granted in FY25**
	Adjusted EBITDA Margin PSUs			● EBITDA Margin	● Represents 30% of NEO regular annual LTI granted in FY25**
*	The MIP payout for executive leadership of the institutions is based on revenue and adjusted operating income at such executive’s institution(s).
**

The total regular annual long-term incentive award consisting of both RSUs and PSUs represents 86% of target Total Direct Compensation for Mr. Beard and 41% of target Total Direct Compensation for other NEOs (on average), respectively.

Adtalem Global Education Inc.	2025 Proxy Statement 45

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 3: Compensation Decision-Making Process

PRINCIPLES OF EXECUTIVE COMPENSATION

The Compensation Committee uses the following principles to guide Adtalem's executive compensation program and structure:

Principle	Purpose
Stewardship/ Sustainability
●
Reinforce Adtalem’s purpose and long-term vision
●
Motivate and reward sustained long-term growth in shareholder value
●
Uphold long-term interests of all stakeholders, including students, employees, employers, shareholders and taxpayers
●
Focus on sustaining and enhancing the quality and outcomes of education programs
●
Promote continued differentiation and expansion of Adtalem’s programs

Accountability
●
Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (segment and function)
●
Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium-, and long-term)
●
Emphasize quality, service and academic and career results
●
Articulate well-defined metrics, goals, ranges, limits and results
●
Motivate and reward achievement of strategic goals, with appropriate consequences for failure
●
Comply with legislation and regulations

Alignment
●
Promote commonality of interest with all stakeholders, including students, employees, employers, shareholders, and taxpayers
●
Reflect and reinforce Adtalem’s values and culture
●
Promote commonality of interests across segments, functions and throughout the matrixed chain of command
●
Provide a balance between short- and long-term performance
●
Reward exceptional results with exceptional compensation

Engagement
●
Attract and retain high-quality talent and provide for organizational succession
●
Provide market-competitive total compensation and benefits packages at all levels
●
Promote consistent employee development at all levels
●
Motivate urgency, creativity and dedication to Adtalem’s purpose
●
Clearly communicate the link between pay and performance

Transparency
●
Clearly communicate compensation structure, rationale and outcomes to all employees and shareholders
●
Provide a simple and understandable structure that is easy for internal and external parties to understand
●
Maintain a reasonable and logical relationship between pay at different levels
●
Establish systematic goals that are objective and clear, with appropriate level of discretion

46 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION SETTING PROCESS

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of base salary, annual cash incentive and long-term incentive compensation for the NEOs and, in the case of the CEO, recommends appropriate levels of compensation to the independent members of the Board. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of Adtalem’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets, review management performance and assist in establishing CEO goals and objectives.

Each year, the Compensation Committee recommends CEO compensation to the independent members of the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive compensation consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Adtalem’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate. The CEO’s compensation package is approved by the independent members of the Board during an executive session.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Chief Human Resources Officer, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards and long-term incentive awards. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards and long-term incentive awards for Adtalem’s NEOs.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. The Compensation Committee engaged Meridian as its independent executive compensation consultant for most of FY25, from July 2024 through February 2025.

Meridian reviewed Adtalem’s executive compensation structure and incentive plan designs, assessed the competitiveness of the executive compensation program and provided guidance on how the program could best align the interests of executive officers with those of shareholders. Meridian’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
●	Reviewing, analyzing, and providing recommendations for Adtalem’s list of peer group companies;
●	Benchmarking competitive pay levels for NEOs and other executives;
●	Advising on short-term and long-term incentive plan designs;
●	Reviewing information and recommendations developed by management for the Compensation Committee and providing input on such information and recommendations to the Compensation Committee; and
●	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings.

Beginning in March 2025, and through the end of FY25, the Compensation Committee retained Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its independent executive compensation consultant. Following its appointment, Aon’s primary areas of assistance were:

●	Reviewing with management and the Compensation Committee the materials to be used in Adtalem’s Proxy Statement;
●	Providing advice and information on other executive matters, prevailing market practices, and regulatory requirements; and
●	Attending and participating in Compensation Committee meetings and non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, its consultant to ensure executive compensation consulting independence. The process includes a review of the services the independent consultant provides, the quality of those services and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of Meridian and Aon pursuant to applicable SEC rules and NYSE listing standards and has concluded that the independent consultants’ work for the Compensation Committee does not raise any conflict of interest.

Adtalem Global Education Inc.	2025 Proxy Statement 47

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Peer Group Determination and Benchmarking

To ensure Adtalem continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly held, private sector higher education organizations, Adtalem’s peer group also includes a broader group of organizations to provide more comprehensive compensation data covering industries where Adtalem competes for executive talent.

LONG-TERM SERVICE PROVIDERS	RELEVANT TO OUR INDUSTRY	COMPARABLE REVENUE

Adtalem’s expanded peer group includes publicly held organizations that provide services over an extended period of time.

In consideration of Adtalem’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group includes healthcare services companies.

Revenue of most of the peer group organizations is generally between one-half and two times Adtalem’s revenue.

The following peer group was used to inform compensation decisions for FY25:

2U Inc.	Chemed	Perdoceo Education
Amedisys	Cross Country Healthcare	Pediatric Medical Group
American Public Education	Ensign Group	Strategic Education
AMN Healthcare	Graham Holdings Company	Stride
Bright Horizons Family Solutions LLC	John Wiley & Sons	Universal Technical Institute
Brookdale Senior Living Inc.	Laureate Education	Udemy
Chegg	MEDNAX, Inc.

Section 4: Our Compensation Program and FY25 Results

ANNUAL BASE SALARY

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles and current market compensation for similar roles of other executives of companies that are peers of Adtalem. Once established, and under normal business conditions, base salaries are reviewed annually for adjustment to reflect the executive’s prior performance and respond to changes in market conditions. The table below lists the seven criteria the Compensation Committee uses to determine changes to salary from one year to the next.

Base salary adjustments are made based on seven criteria:

1	Adtalem’s overall financial performance compared to operating plan

2	Executive’s performance against established individual goals and objectives

3	Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity

4	Executive’s expected future contributions

5	Comparison to peer group and other available market data

6	Merit increase parameters set for all employees in the organization

7	Discretion based on interaction and observation throughout the year

48 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

2025 COMPENSATION DECISIONS AND ACTIONS

Key FY25 Compensation Decisions

FY25 BASE SALARY RESULTS

Adtalem is committed to offering market competitive compensation to our key executives, including competitive base salaries. In FY25, the Board and/or the Compensation Committee maintained current base salary levels for Mr. Beard and all other NEOs, except for Mr. Phelan and Mr. Betz.

In 2024, the Board, based on the Compensation Committee’s recommendation in consultation with Meridian, increased Mr. Phelan’s base salary from $499,392 to $550,000. In February 2025, the Compensation Committee increased Mr. Betz’s base salary from $550,800 to $650,000. The base salary of Mr. Phelan was increased by 10% to better align his salary with market competitive pay for other CFOs within our peer group, and the base salary of Mr. Betz was increased by 18% in connection with his expanded responsibilities as Chief Digital Officer, in addition to his role as President of Walden University.

	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Scott Liles
	($)	($)	($)	($)	($)
2025	1,000,000	550,000	535,806	650,000	537,500
2024	1,000,000	499,392	535,806	550,800	537,500

% Change over prior year	0%	10%	0%	18%	0%

Rationale		Align with		Assumption of
		market		new responsibilities

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides the NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance, as well as individual performance.

How the MIP Works

MIP target award opportunities for each NEO are set by the Compensation Committee, and in the case of Mr. Beard, by the independent members of the Board, based on factors including external surveys of peer company practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

For FY25, the MIP target award opportunity for Mr. Beard was 125% of base salary and a target award opportunity ranging from 70% to 80% of base salary for the other NEOs. The target award opportunity for Mr. Betz was increased from 75% of base salary in FY24 to 80% of base salary in FY25 in connection with his dual role as President of Walden University and Chief Digital Officer.

For FY25, the financial performance measures for the MIP and the weightings of such measures were Adtalem revenue (45%) and adjusted earnings per share (55%) for Mr. Beard, Mr. Phelan, and Mr. Beck, and institution revenue (60%) and institution adjusted operating income (40%) for Mr. Betz and Mr. Liles. The financial performance measures were unchanged from FY24. In addition, there was no change to the structure and application of the individual performance component of the MIP. The individual performance modifier can adjust the MIP award determined based on the financial performance results by a factor that can range from 0% to 125%. The weightings of the financial performance measures and the application of an individual performance modifier are intended to place emphasis on the financial performance results while continuing to incorporate individual performance into the MIP award.

Creating a Strong Link to Pay-for-Performance

We believe the MIP payouts made to our NEOs for FY25 support our executive compensation objective of pay-for-performance by rewarding our NEOs to the extent they met or exceeded pre-established financial and individual performance goals.

Adtalem Global Education Inc.	2025 Proxy Statement 49

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Actual MIP awards can be higher or lower than the target opportunity based on the results of each financial performance measure. Performance below the threshold for the goal will result in no payment for that performance goal. Performance at or above threshold can earn an award ranging from 50% of the target amount to a maximum of 200% of the target amount for maximum performance.

In addition to the actual financial results achieved, the Compensation Committee, or the independent members of the Board in the case of Mr. Beard, also considers individual performance over the course of the fiscal year for each NEO and may increase or decrease the MIP award by applying an individual performance modifier of between 0% and 125%, which could result in a maximum MIP payout of 250% of the target amount. Individual performance goals that factor into the individual performance modifier reflect functional results and/or institution performance appropriate for the NEO, as well as academic outcomes, organizational strength, and the advancement of Adtalem’s core values. Individual performance goals are designed to drive initiatives that support Adtalem’s strategy and further align leadership with Adtalem’s student-focused purpose.

The maximum amount of 250% of target aims to reward exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of critical initiatives not contemplated at the time goals were set.

Actual earned MIP awards are determined after the fiscal year has ended and audited financial results have been completed (i.e., in the first quarter of the next fiscal year). Thus, MIP awards for FY25 were determined and paid in the early part of FY26, after the results for the fiscal year ended June 30, 2025, were confirmed. MIP financial performance measures and goals are typically set by the Compensation Committee in the first quarter of the year in which the performance is measured.

MIP Performance Measures

The Compensation Committee determined that Adtalem revenue and adjusted earnings per share, along with institution revenue and adjusted operating income, effectively balance top-line revenue growth and bottom-line profitability and results, and are the most appropriate short-term metrics to support our business objectives.

In measuring financial performance, the Compensation Committee may adjust results for certain unusual, non-recurring or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee may exercise negative discretion and reduce MIP payouts for individuals with oversight over the applicable institution. In the case of acquisitions and dispositions, the Compensation Committee generally does not include revenue, and corresponding earnings per share or operating income, in its evaluation of achievement against targets unless such expected revenue, and corresponding earnings per share or operating income, had been factored into the performance target. Similarly, revenue, and corresponding earnings per-share or operating income performance is typically adjusted for dispositions during the year.

The percentages assigned to the financial performance measures for each NEO for FY25 are as follows:

		Adtalem		Institution
	Adtalem	Adj. Earnings	Institution	Adj. Operating
Name	Revenue	Per Share	Revenue	Income (1)
Stephen W. Beard	45%	55%
Robert J. Phelan	45%	55%
Douglas G. Beck	45%	55%
Michael Betz			60%	40%
Scott Liles			60%	40%

(1)	The revenue and adjusted operating income for Mr. Betz was based on Walden University and the revenue and adjusted operating income for Mr. Liles was based on the Medical/Veterinary segment.

50 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

2025 Performance Goals

Financial goals set for our MIP participants are derived from Adtalem’s fiscal year operating plans, which are recommended by Adtalem’s executive management team and approved by the Board at the beginning of each fiscal year. For FY25, these plans translated to financial performance goals of $1,730 million of revenue and $6.04 of adjusted earnings per share.

	Plan
Metric	Threshold	Target	Maximum
Adtalem Revenue	$1,585	$1,730	$2,076
Adtalem Adjusted EPS	$5.01	$6.04	$8.46

The FY25 revenue target under the MIP was $1,730 million, 9.2% higher than FY24 actual results of $1,585 million. This target reflected expected growth from all three reportable segments. The FY25 adjusted earnings per share target goal under the MIP was $6.04, 20.6% higher than FY24 actual results of $5.01.

The Compensation Committee considers the company’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP. Revenue and EPS maximums under the FY25 MIP plan were set more aggressively than in FY24 to reflect our enhanced performance expectations at both the enterprise and institution levels.

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to such goals to place additional emphasis on higher priorities. Individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation, and future awards of long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This mix of objective and subjective criteria allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing his or her discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

A summary of the primary FY25 individual performance goals and objectives established for each of our NEOs follows:

Stephen W. Beard (Chairman and Chief Executive Officer)	● Achieve FY25 operating metrics, including revenue increase YoY ● Sustain company-wide enrollment growth ● Enhance shareholder value and market valuation ● Expand workforce pipelines
Robert J. Phelan (Senior Vice President, Chief Financial Officer)
●
Deliver financial growth
●
Improve profitability and enhance cash flow
●
Optimize capital allocation through successful execution of share repurchase programs
●
Strengthen liquidity by upsizing and extending credit facility

Douglas G. Beck (Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services)
●
Strengthen relationships with Adtalem’s institutional accreditors
●
Enhance relationship with Department of Education
●
Reduce regulatory risk
●
Improve ISS performance while reducing operating expenses
●
Enhance student support

Michael Betz (President, Walden University and Chief Digital Officer)
●
Achieve Walden University financial results
●
Increase Walden’s enrollment and improve persistence and graduation rates
●
Drive academic innovation through the launch of new programs
●
Advance digital transformation and build technology leadership

Scott Liles (President, Medical and Veterinary)	● Achieve YoY enrollment growth in Med/Vet ● Improve student outcomes in USMLE and NAVLE pass rates ● Implement team reorganization and accelerate growth
●

Adtalem Global Education Inc.	2025 Proxy Statement 51

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FY25 MIP Decisions

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of FY25, the final MIP awards for Mr. Beard, Mr. Phelan and Mr. Beck were based on the following financial results, as adjusted for special items described in Appendix A:

●	Adtalem achieved 103.4% performance relative to Plan which resulted in a payout of 116.9 % for the FY25 revenue component; and
●	Adtalem achieved 110.4% performance relative to Plan which resulted in a payout of 126.1% for the FY25 adjusted earnings per share component.
●	These results not only exceeded our targets established for the MIP, they also doubled the expectations set by our June 2023 investor day targets.

*	Adjusted results exclude impact of special items. See Appendix A for a reconciliation to reported results.

Based on an evaluation of institutional performance relative to MIP measures set at the beginning of FY25, the final MIP awards for Mr. Betz and Mr. Liles were based on the following financial results for Walden and Med/Vet, respectively.

●	Walden achieved 107.5% performance relative to Plan which resulted in a payout of 137.3% for the FY25 revenue component; and
●	Walden achieved 115.5% performance relative to Plan which resulted in a payout of 138.9% for the FY25 adjusted operating income component.
●	Med/Vet achieved 99.9% performance relative to Plan which resulted in a payout of 98.8 % for the FY25 revenue component; and
●	Med/Vet achieved 95.4% performance relative to Plan which resulted in a payout of 63.9% for the FY25 adjusted operating income component.

52 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The table below shows the threshold, target, and maximum goals for revenue and adjusted earnings per share under the FY25 MIP, the performance achieved, and the resulting payout. Because we believe that the Walden and Med/Vet revenue and operating income targets utilized for the MIP are competitively sensitive and that their disclosure would result in competitive harm, they are not disclosed. The Compensation Committee considered the ability to meet or exceed these segment-level targets to be at least as challenging as the performance targets for the Company as a whole.

	Target Award				Actual Results	Performance	Payout as
	Opportunity	Plan			(excluding	Relative	% of
Metric	(Weighting)	Threshold	Target	Maximum	special items)(1)	to Plan	Target
Adtalem Revenue	45%	$1,585	$1,730	$2,076	$1,788	103.4%	116.9%
Adtalem Adjusted EPS	55%	$5.01	$6.04	$8.46	$6.67	110.4%	126.1%
Organization Performance	100%					107.7%	122.0%
(1)	See Appendix A for a reconciliation to reported results.

Final MIP award calculations also took into consideration evaluations of individual performance for each NEO during the fiscal year. In the case of each of the NEOs, including Mr. Beard, the MIP award calculations included the application of an individual performance modifier which were 125% for Mr. Beard, 95% for Mr. Phelan, 100% for Mr. Beck, 125% for Mr. Betz, and 110% for Mr. Liles. The independent directors, in the case of Mr. Beard, and the Compensation Committee, in the case of the other NEOs and taking into account the recommendations of Mr. Beard, determined that the individual performance modifiers were appropriate based on the individual performance and contributions of each of the NEOs in FY25 as described below. Based on all of these applicable factors, the Compensation Committee approved the following MIP awards to the NEOs :

	Annual
	Target as a
	Percentage of	Target Award	Actual	Percent of
Name	Base Salary	Opportunity	Award	Target Earned
Stephen W. Beard	125%	$1,250,000	$1,905,625	152%
Robert J. Phelan	80%	$433,012	$501,696	116%
Douglas G. Beck	70%	$375,064	$457,428	122%
Michael Betz	80%	$520,000	$896,610	172%
Scott Liles	75%	$403,125	$376,212	93%

Set forth below, as an example of the MIP calculation for NEOs, is a summary of the calculation of the FY25 award for Mr. Beard:

					Payout
					as a % of
					Target Award
					Opportunity
			Performance		Based on
	Target Award		Achieved	Performance	Performance	Target Award
	Opportunity		(Excluding	Relative	Relative	Opportunity	Actual
Metric	(Weighting)	Target	Special Items)	to Target	to Target	(Amount)	Award
Adtalem Revenue	45%	$1,730	$1,788	103.4%	116.9%	$562,500	$657,563
Adtalem Adjusted EPS	55%	$6.04	$6.67	110.4%	126.1%	$687,500	$866,938
Organizational Performance	100%				122.0%	$1,250,000	$1,524,500
Individual Performance Modifier					1.25x	$—	$381,125
Total					213.0%	$1,250,000	$1,905,625

In reviewing Mr. Beard's performance, the independent members of the Board conducted a comprehensive evaluation against each of his individual goals and industry peers and norms. The Board determined that the application of a 125% individual performance modifier was not only warranted, but essential given the exceptional financial, operational and strategic results achieved during FY25. This modifier reflects Mr. Beard's leadership in delivering performance that significantly exceeded the Board's ambitious targets, while simultaneously leading industry benchmarks and peer comparisons across all key metrics.

The Board's assessment recognized that Mr. Beard's execution of the GwP strategy represented a transformational achievement that marked a critical inflection point in Adtalem's growth trajectory. His leadership drove results that validated the compound benefits of years of strategic foundation-laying while positioning the company as a systemically important partner to the U.S. healthcare system. The exceptional nature of these accomplishments, detailed below, demonstrates the caliber of leadership that distinguishes Adtalem in the marketplace and creates sustained value for all stakeholders.

Adtalem Global Education Inc.	2025 Proxy Statement 53

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Stephen W. Beard

●
Successfully executed on the second year of our Growth with Purpose strategy, beating analyst consensus every quarter of FY25 while raising guidance each quarter
●
Achieved Company-wide enrollment growth of 10.7% YoY
●
Delivered total shareholder return of 86.5%, outperforming key peers
●
Led company to all-time high stock price of $140.12 (May 2025)
●
Announced SSM Health partnership establishing Aspiring Nurses Program to create over 400-nurse annual pipeline
●
Secured Sallie Mae Letter Of Intent for alternative student financing pathways addressing One Big Beautiful Bill Act regulatory changes
●
Positioned Walden and Chamberlain as “Opportunity Colleges and Universities” in 2025 Carnegie Classification

In determining MIP awards for the other NEOs, the Compensation Committee evaluated the NEOs against their individual goals taking into consideration the following performance highlights:

Robert J. Phelan

●
Delivered revenue of $1,788M (+12.9% YoY) and Adjusted EPS of $6.67 (+33% YoY)
●
Achieved Adjusted EBITDA of $460M (+21.8% YoY) with margin expansion of 190 basis points
●
Generated free cash flow of $283M, increasing $44M over prior year
●
Completed execution of $300M share repurchase program on average price of $91.21 in FY25
●
Secured oversubscribed credit facility commitment on $500M request
●
Reduced debt servicing costs by 75 basis points through term loan repricing

Douglas G. Beck

Legal/Regulatory Affairs:

●
Strengthened our relationships with Adtalem institution accreditors
●
Achieved Department of Education letter of credit reductions for Adtalem institutions
●
Established productive relationships with new Department of Education administration leadership

ISS Operations

●
Reduced ISS operating expenses while improving service level agreement (SLAs) compliance YoY and reducing wait times across key SLAs
●
Administered $2 billion in Title IV funds with 75% reduction in audit findings
●
Reduced financial advising call wait times through strategic management of the function

Michael Betz

Walden:

●
Achieved second consecutive year of double-digit revenue growth with expanding operating margins
●
Increased student NPS scores from 42 to 48
●
Improved persistence and graduation rates across all degree levels despite enrollment growth
●
Launched 7+ program innovations sustaining double-digit enrollment expansion

Digital

●
Completed key platform upgrades for Chamberlain and Med/Vet
●
Recruited three new VPS for software development, data/reporting, and AI
●
Established enterprise AI governance framework enabling rapid deployment across business units
●
Scaled key programs as shared capabilities across Adtalem

Scott Liles

●
Achieved first YoY enrollment growth in Med/Vet in approximately 6 years
●
Improved USMLE, Step 1 pass rates
●
Delivered highest NAVLE pass rate in 5 years
●
Secured #1 ranking in total veterinary residency placement nationally
●
Restructured leadership team to drive sustainable performance improvement

54 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

ANNUAL INCENTIVE RESULTS

For Mr. Beard, Mr. Phelan, and Mr. Beck, the FY25 MIP award was based on financial performance at Adtalem (45% based on Adtalem revenue and 55% based on Adtalem adjusted earnings per share). For Mr. Betz, as the President of Walden University and Chief Digital Officer, the FY25 MIP award was based on financial performance at Walden University (60% based on Walden University revenue and 40% based on Walden University adjusted operating income). For Mr. Liles, as the President, Medical & Veterinary the FY25 MIP award was based on the financial performance at Med/Vet (60% based on Med/Vet revenue and 40% based on Med/Vet adjusted operating income). The resulting MIP award for Mr. Beard and the other NEOs, as determined based on the respective financial performance, was then adjusted for individual performance by an individual performance modifier which can range from 0% to 125%.

Awards under the FY25 MIP for financial performance as a percentage of MIP target were earned at 152% of the MIP target for Mr. Beard, 116% for Mr. Phelan, 122% for Mr. Beck, 172% for Mr. Betz, and 93% for Mr. Liles. The MIP awards as determined based on financial performance for Mr. Beard and the other NEOs were then each adjusted by an individual performance modifier to reflect individual performance. The individual performance modifiers were 125% for Mr. Beard, 95% for Mr. Phelan, 100% for Mr. Beck, 125% for Mr. Betz, and 110% for Mr. Liles.

	Stephen W. Beard	Robert J. Phelan	Douglas G. Beck	Michael Betz	Scott Liles[1]
	($)	($)	($)	($)	($)
2025
Target Award	1,250,000	433,012	375,064	520,000	403,125
Earned	1,905,625	501,696	457,428	896,610	376,212
%	152%	116%	122%	172%	93%
Achievement

2024
Target Award	1,250,000	399,514	375,064	413,100	132,534
Earned	2,666,563	647,719	704,093	991,440	70,276
%	213%	162%	188%	240%	60%
Achievement

(1)	Liles had prorated MIP based on 4/1/2024 start date.

Adtalem Global Education Inc.	2025 Proxy Statement 55

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Long-Term Incentive Compensation

Long-term incentive compensation at Adtalem consists of different forms of equity-based awards. A significant portion of the equity-based awards granted under the annual long-term incentive program (60% of the executive officers’ annual awards) is granted in the form of PSUs with the remaining 40% granted in the form of RSUs. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation opportunity. These incentives are intended to serve three complementary objectives of our compensation program:

1	Align executives’ long-term interests with those of our shareholders;

2	Drive achievement of and reward executives for the delivery of long-term business results; and

3	Promote long-term retention of key executives who are critical to our operations.

In FY26, we expect an even more significant portion of long-term incentive compensation for our executive officers to be tied to performance. The Board intends that FY26 equity awards for the CEO will be comprised of 100% PSUs, and that FY26 awards for other NEOs will be comprised of 70% PSUs. This will further enhance the connection between pay and long-term performance and will align leaders' interests more closely to those of our shareholders and other key stakeholders.

How the Long-Term Incentive Plan Works

The Compensation Committee granted equity-based awards to each of the NEOs, including Mr. Beard, in November 2024 in the form of RSUs and PSUs based on both retrospective and prospective considerations and organizational and individual considerations. The grants were made in November 2024 to give the leadership team and the Compensation Committee time to complete Adtalem’s long-term strategic plan and set goals that would achieve the long-term strategic plan and that properly aligned management and shareholder interests. The Compensation Committee considered the same seven criteria described in the “Annual Base Salary Review” section above in determining the amount of these awards. Annual equity awards were delivered through a mix of RSUs and PSUs to provide a reasonable balance to the equity portfolio. All of the NEOs, including Mr. Beard, received an equity-based award with 60% of the long-term incentive opportunity granted as PSUs and 40% of the long-term incentive opportunity granted as RSUs.

Restricted Stock Units (RSUs): RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem.

Performance Share Units (PSUs): PSUs are designed to reward strong performance based on two financial performance measures. For FY25, the Compensation Committee again selected revenue growth and adjusted EBITDA margin as the financial performance measures to focus executives on growth and profitability. In FY25, PSUs granted to the NEOs were split equally among these two financial performance measures. These PSUs vest after three years based on the achievement of revenue growth and EBITDA margin performance as compared to the goals set by the Compensation Committee based on performance averaged over the three-year period. The goals for the PSUs are based on the multi-year strategic plan. In some cases, stretch goals are built in to help bridge to anticipated future year targets to ensure we are appropriately working towards our long-term strategic plan.

Focusing on Long-Term Results

The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a three-year ratable vesting schedule for grants of RSUs and a three-year cliff vesting schedule for PSUs, to encourage longer-term focus and retention.

56 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

FY25 Long-Term Incentive Decisions

For FY25, NEOs received the following stock-based awards:

		Number of		Number of	2025 Long-Term
Name	Value of RSUs	RSUs[1]	Value of PSUs[1]	PSUs	Incentive Grant
Stephen W. Beard	$5,600,351	62,330	$8,399,178	93,480	$13,999,529
Robert J. Phelan	$379,167	4,220	$569,650	6,340	$948,817
Douglas G. Beck	$214,742	2,390	$321,664	3,580	$536,406
Michael Betz	$275,840	3,070	$413,310	4,600	$689,150
Scott Liles	$268,652	2,990	$402,528	4,480	$671,180

1 Value reflects number of units awarded, multiplied by market price at the time of the grant.

Payouts from FY23 PSU Awards

PSU awards granted to Mr. Beard, Mr. Phelan, Mr. Beck, and Mr. Betz in November 2022 vested in August 2025. The PSU awards were split evenly between revenue growth and EBITDA margin targets over the three-year performance period. Mr. Liles did not receive similar PSUs in November 2022 because he was not employed at Adtalem at the time.

For the November 2022 PSUs, the payout earned for revenue growth was 200.0% of the target number of PSUs granted, reflecting a 3-year actual average revenue growth of 7.16%, and the payout earned for EBITDA margin was 86.0% of the target number of PSUs granted, reflecting a 3-year actual average EBITDA margin of 24.4%. Based on these results, the combined weighted payout for the November 2022 PSUs was 143%. The tables below show the performance measures and targets established for the November 2022 PSUs, the performance achieved, and the resulting payout.

		Performance Goals
		Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achieved	Payout as % of Target
Revenue Growth	FY23-25 (3-year average)				7.16%	200%

EBITDA Margin	FY23-25 (3-year average)				24.4%	86%

Payouts from Special Supplemental Long-Term Incentive Program

In connection with GwP, the Compensation Committee provided supplemental compensation opportunities to a select group of Adtalem employees to motivate and reward the successful execution of GwP, a multi-year, operational excellence-focused strategy designed to accelerate Adtalem’s performance and extend its dominant market position. To further this objective — and to strengthen the alignment of management’s and shareholders’ interests and motivate and retain personnel critical to the execution of GwP — the Compensation Committee approved a special supplemental incentive program, the GwP Incentive Program, in early FY24. The program was designed to reward participating employees for achieving specific transformation initiatives and superior financial results that would result in a step change in the organic growth trajectory of the business and value of the company for which there is no recent precedent in Adtalem’s history. The GwP transformation strategy seeks to drive significantly higher enrollment, expand the scale of Adtalem’s educational platform, deliver record levels of profitability and drive substantial long-term value creation for shareholders.

For management to earn these supplemental compensation opportunities, Adtalem would need to deliver industry-leading financial results, exceeding those which would be generated by achievement of the FY23 PSU targets alone. We are pleased to have delivered these exceptional results at the end of FY25.

Adtalem Global Education Inc.	2025 Proxy Statement 57

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The GwP Incentive Program for our NEOs was based on a two-year performance period covering FY24 and FY25. Each of Adtalem’s current executive officers, including Mr. Beard and the other NEOs, were participants in this program, which provided for a grant of PSUs equal in value to 50% of the executive officer’s FY24 annual long-term incentive award target opportunity as shown in the table below. For any executive officer hired after the initial grant date, such officer received a pro-rated PSU award based on date of hire.

NEO	GwP PSU Grant Value	GwP Target # of PSUs(1)
Stephen W. Beard	$3,499,862	81,430
Robert J. Phelan	$499,428	11,620
Douglas G. Beck	$227,794	5,300
Michael Betz	$275,502	6,410
Scott Liles	$168,227	3,690
(1)	PSUs were granted on August 23, 2023 based on Adtalem share price of $42.98 for Mr. Beard, Mr. Phelan, Mr. Beck, and Mr. Betz. The PSUs were granted to Mr. Liles on April 15, 2024, based on Adtalem share price of $45.59, and prorated based on program entry date.

In designing the GwP Incentive Program, the Compensation Committee intended to incentivize management to substantially increase the company’s revenue and adjusted EBITDA above the company’s historical level of performance and above the already-ambitious targets set by the regular PSU program. The Compensation Committee intended that this substantial increase in performance would lead to a commensurate increase in the value of the company. The Compensation Committee elected to grant the awards to executive officers solely in PSUs to drive performance, strengthen alignment with shareholders, support enhanced share ownership and be consistent with the Compensation Committee’s focus on pay-for-performance.

To that end, PSUs were earned based on the achievement of two equally weighted measures: revenue and adjusted EBITDA margin. Payouts were based upon actual financial performance as measured following the completion of FY25 and vested on August 23, 2025. All PSUs granted to executive officers were earned for delivery of results that exceeded the target performance criteria for the award.

As with the PSUs that are granted annually under Adtalem’s long-term incentive program, the PSUs granted under the GwP Incentive Program provided for no payout if actual financial performance was below threshold and for an increased payout if financial performance was above target (up to 200% of the target number of PSUs granted). Although the financial performance measures for the GwP Incentive Program PSUs are similar to those for the annual PSUs that were granted in FY23, the GwP Incentive Program was designed to be supplemental to the annual PSU program and, accordingly, was based on the achievement of highly challenging performance goals that reflected substantially higher levels of revenue and adjusted EBITDA as of the end of FY25 versus the levels implied by the targets set for the FY23-25 PSUs.

For participants to receive a payout of the PSUs granted to them under the GwP Incentive Program, Adtalem’s financial performance for revenue and adjusted EBITDA had to exceed the already-ambitious goals implied by those annual PSUs, which were set prior to implementation of our GwP strategy, and achieve the even higher level of performance implied by the goals under the GwP Incentive Program.

For the GwP supplemental awards, the actual revenue achievement exceeded the plan maximum by $74 million, which resulted in a payout of 200% of the target number of Revenue PSUs granted. The actual adjusted EBITDA margin achievement exceeded target by 100 bps, which resulted in a payout of 171% of the target number of Adjusted EBITDA margin PSUs granted. Based on these results, the combined weighted payout for the GwP PSUs was 186%. The tables below show the performance measures and targets established for the GwP PSUs, the performance achieved and the resulting payout.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Results	Payout as % of Target
GwP Revenue PSUs				$1,788M	200%

GwP Adjusted EBITDA Margin PSUs				25.7%	171%
				Overall weighted payout:	186%

58 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

During the GwP performance period of FY24 and FY25, Adtalem generated over $200 million in incremental revenue and over $28 million in incremental adjusted EBITDA above what it would have generated during that period had management achieved the maximum payout level of the regular FY23-25 PSU’s. Revenue and adjusted EBITDA growth from FY23 to FY25 are even more dramatic: $337 million in incremental revenue and $120 million in incremental adjusted EBITDA.

During the GwP performance period, the market capitalization of Adtalem grew from $1.45 billion to $4.65 billion—a more than threefold increase. This exceptional performance translated directly to shareholders: a $100 investment in Adtalem's equity has delivered extraordinary returns, generating a five-year cumulative total return of +297% for an ending value of $397 on June 30, 2025. The GwP Incentive Program incentivized management to achieve this superior level of performance.

The GwP Incentive Program was specifically designed to drive superior performance by incentivizing management to lead our successful strategic transformation focused on achieving key operational and financial targets by the end of FY25- the pivotal year within our multi-year business transformation.

The Compensation Committee views the GwP Incentive Program as an appropriate structure aligned to support Adtalem’s current strategic objectives and align executive compensation results with the outstanding results achieved for shareholders.

Adtalem Global Education Inc.	2025 Proxy Statement 59

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 5: Other Compensation Programs and Policies

Deferred Compensation

Adtalem maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the MIP compensation until termination of service or certain other specified dates. Adtalem credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Adtalem’s Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code of 1986, as amended (the “Code”) provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

Adtalem has elected to fund its Nonqualified Deferred Compensation Plan obligations through a rabbi trust. The rabbi trust is subject to creditor claims in the event of an insolvency, but the assets held in the rabbi trust are not available for general corporate purposes. Participants have an unsecured contractual commitment by Adtalem to pay the amounts due under the Nonqualified Deferred Compensation Plan.

The value of deferred compensation amounts is quantified each year, and this program is periodically reviewed for its competitiveness.

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Adtalem, including health, disability, and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services, executive physicals and a parking benefit.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Adtalem did not change materially in FY25 versus 2024, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2025 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for FY23, FY24, and FY25 to each of the NEOs.

Employment Agreements

Adtalem has entered into employment agreements with each NEO that provide for:

●	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
●	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
●	Eligibility to receive annual equity awards under Adtalem’s equity award plans;
●	Reimbursement of expenses consistent with Adtalem’s policy in effect at the time; and
●	Severance benefits that will be provided upon certain terminations of employment, as further described on page 69 under the caption “2025 Potential Payments Upon Termination or Change-in-Control.”

Employment Agreements

Employment agreements provide NEOs with a defined level of financial protection upon loss of employment. Adtalem believes that providing for such income continuity facilitates the hiring of qualified executives and results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that the employment agreements provide:

●
Security and incentives that help retain and attract top executives;
●
Greater ability for Adtalem to retain key executives following an extraordinary corporate transaction; and
●
Benefits to Adtalem, including non-competition and non-solicitation covenants by NEOs.

60 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Separation Agreements

Change-in-Control

Adtalem provides benefits to its NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

See “2025 Potential Payments Upon Termination or Change-in-Control” beginning on page 69 for a detailed description of potential payments and benefits to the NEOs under Adtalem’s compensation plans and arrangements upon termination of employment or a change of control of Adtalem.

OTHER EXECUTIVE COMPENSATION CONSIDERATIONS AND POLICIES

Stock Ownership Guidelines

Stock ownership guidelines have been in place for our directors and executive officers since 2010 and are intended to align their interests with our shareholders by requiring them to maintain a significant ownership interest in the company. Each of our non-employee directors are expected to maintain ownership of Adtalem Common Stock valued at or equal to five times their annual retainer.

For FY25, required ownership levels for the CEO and all other executive officers, except for the CFO, were increased to foster enhanced alignment with shareholder interests. The stock ownership guideline for the CEO was increased from 5 times base salary to 8 times base salary, and the stock ownership guideline for the other executive officers, except for the CFO, was increased from 1 ½ to 3 times base salary (to align with the existing guideline for the CFO). The current guidelines are summarized in the table below:

Linking Compensation to Stock Performance

Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holdings. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements.

Position	NEOs	Number of Shares Equivalent to:
Chief Executive Officer	Stephen W. Beard	8 times base salary
Chief Financial Officer	Robert J. Phelan	3 times base salary
All other executive officers	Douglas G. Beck, Michael Betz and Scott Liles	3 times base salary

Our directors and executive officers have five years following their initial election, date of appointment or promotion to an executive officer position, as the case may be, to achieve their stock ownership level.

Shares that count toward satisfaction of the guidelines include Adtalem’s Common Stock directly and/or beneficially owned, Adtalem’s Common Stock held in Adtalem’s Retirement Plan, Adtalem’s Common Stock held in Adtalem’s Nonqualified Deferred Compensation Plan, and the pre-tax value of unvested RSUs. Shares that do not count towards satisfaction of the guidelines include unvested PSUs and stock options.

Our stock ownership guidelines are deemed to continue to be met by an individual who has achieved the required ownership level but then falls below solely due to a decline in Adtalem’s stock price. Absent extenuating circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

Incentive Compensation Recoupment Policy

In November 2023, in accordance with NYSE listing rules, our Compensation Committee and Board adopted our Incentive Compensation Recovery Policy (the “Recovery Policy”). The Recovery Policy provides that we will seek to recover, on a no-fault basis, erroneously awarded incentive-based compensation received by any current or former executive officer during the three-year period preceding the date on which we are required to prepare an accounting restatement (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period.

Adtalem Global Education Inc.	2025 Proxy Statement 61

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In addition, our Recovery Policy permits recovery of incentive compensation if an officer violates a restrictive covenant or causes reputational damage to the Company. Although this goes beyond what is required by the SEC and NYSE, it further protects the Company and its shareholders. The Board retains sole discretion whether to seek recoupment in these instances.

The full text of our Recovery Policy can be found at atge_incentive_compensation_recovery_policy_nov2023.pdf (adtalem.com). It can also be found as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

In addition, our equity award agreements authorize the Compensation Committee in its sole discretion to recoup from any officer receiving an equity award the portion of an award that was granted, vested, otherwise settled based on financial results that were restated due to the conduct of the officer that was knowing, intentionally fraudulent or illegal.

Deductibility of Compensation

Adtalem analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Code generally disallows a tax deduction to publicly traded companies for certain compensation in excess of $1 million per year paid to “covered employees.” “Covered employees” include the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated officers. Historically, the company’s compensation plans were structured so that compensation would be performance-based and deductible under Section 162(m) of the Code. However, The Tax Cuts and Jobs Act enacted on December 22, 2017 eliminated the performance-based compensation exemption from the Section 162(m) $1 million per year dollar deduction limit, with an exception for certain “grandfathered agreements” in effect on November 2, 2017.

Although the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view deductibility as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Compensation Committee reserves the right to approve as it deems appropriate and in the best interests of Adtalem compensation arrangements for executive officers that are not fully deductible.

Compensation Risk Analysis

The Compensation Committee, with the assistance of Meridian as its consultant, conducted an annual assessment of our compensation program to ensure it does not encourage unnecessary or excessive risk taking that could have an adverse effect on Adtalem.

The risk assessment covered all compensation programs, including those in which our top executives and NEOs participate.

Through this process, the Compensation Committee concluded that Adtalem’s compensation programs do not encourage behaviors that could create material risk to the organization. More specifically, the Compensation Committee concluded that:

1	Adtalem’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of shareholders and to align pay with organizational and individual performance.

2

There is appropriate balance in the executive compensation program structure to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business unit goals, financial and non-financial goals, and formulas and discretion.

3

The Compensation Committee has approved policies to mitigate compensation risk, including robust stock ownership guidelines, insider-trading prohibitions, hedging and pledging prohibitions, capped awards and clawbacks.

4	Additionally, the Compensation Committee exercises an appropriate level of independent oversight into compensation decisions and related risk.

Prohibition on Hedging and Pledging

Our insider trading policy, which governs trading in our securities by our directors, officers and employees, and is designed to promote compliance with insider trading laws, rules, and regulations, and applicable exchange listing standards, also prohibits employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of equity securities issued by Adtalem. In addition, except as expressly approved by our general counsel, employees and directors may not hold Adtalem securities in a margin account or pledge Adtalem securities as collateral for a loan. None of our executive officers or directors have requested approval to hold Adtalem securities in a margin account or to pledge Adtalem securities.

62 2025 Proxy Statement	Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Section 6: Compensation Committee Report

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Adtalem in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis of this Proxy Statement with Adtalem’s management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair	William W. Burke	Liam Krehbiel	Sharon L. O’Keefe

The Compensation Committee Report set forth above does not constitute soliciting materials and should not be deemed incorporated by reference into any other Adtalem filing under the Securities Act or the Exchange Act, except to the extent that Adtalem specifically incorporates the Compensation Committee Report by reference.

Adtalem Global Education Inc.	2025 Proxy Statement 63

Executive Compensation Tables

2025 SUMMARY COMPENSATION TABLE

This table shows the compensation of each of our NEOs for fiscal years ended June 30, 2025, 2024, and 2023.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)
Stephen W. Beard	2025	1,000,000	—	13,999,529	—	1,905,625	339,834	17,244,988
President and	2024	987,385	—	10,499,903	—	2,666,563	148,730	14,302,581
Chief Executive Officer	2023	949,846	—	5,808,957	—	1,205,839	89,452	8,054,094
Robert J. Phelan	2025	540,268	—	948,817	—	501,696	24,546	2,015,327
Senior Vice President and	2024	497,885	—	1,429,261	—	807,719	22,408	2,757,273
Chief Financial Officer	2023	506,585	—	929,694	—	528,743	22,044	1,987,066
Douglas G. Beck	2025	535,806	—	536,406	—	457,428	122,207	1,651,847
Senior Vice President, General Counsel,	2024	534,190	—	786,100	—	864,093	81,213	2,265,596
Corporate Secretary and Institutional Support Services	2023	543,523	—	498,567	—	502,505	61,977	1,606,572
Michael Betz	2025	648,092	250,000	689,150	—	896,610	111,049	2,594,901
President	2024	549,139	—	950,358	—	1,151,440	34,456	2,685,393
Walden University & Chief Digital Officer
Scott Liles	2025	537,500	—	671,180	—	376,212	34,806	1,619,698
President
Medical & Veterinary
(1)	This column shows the salaries paid by Adtalem to its NEOs in fiscal years 2025, 2024, and 2023. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Mr. Beard ($420,502.55 for 2025, $169,322 for 2024, and $120,823 for 2023); Mr. Beck $120,692.82 for 2025, $56,228 for 2024, and $45,589 for 2023); and Mr. Betz ($215,483.43 for 2025 and $16,524 for 2024). Amounts shown are inclusive of these deferrals. The base salaries shown in 2025 and 2024 reflect 26 pay periods and the base salaries shown in 2023 reflect 27 pay periods.
(2)	This column includes the $250,000 sign-on bonus paid to Mr. Betz in FY25 for taking on the increased responsibilities and new role as Chief Digital Officer.
(3)	The amounts reported in the Stock Awards column represents the grant date fair value of awards of both RSUs and PSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2025, 2024, and 2023 calculations can be found at Note 15: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2025, and Note 18: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the years ended June 30, 2024 and June 30, 2023, respectively. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2025 Grants of Plan-Based Awards shows the values of PSU awards, assuming that the highest levels of the performance conditions are achieved. The grant date fair value of the 2025 annual PSUs is $89.85. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Beard – $16,798,356; Mr. Phelan – $1,139,300; Mr. Beck – $643,328; Mr. Betz – $826,620; and Mr. Liles – $805,056.
(4)	The MIP compensation reported in this column was earned in fiscal years 2025, 2024, and 2023 and paid in fiscal years 2026, 2025, and 2024, respectively, based upon the MIP guidelines. Mr. Beard has elected to defer a portion of his MIP compensation under the Nonqualified Deferred Compensation Plan ($190,562.50), Mr. Beck ($45,742.83), Mr. Betz ($179,322), and Mr. Liles ($361,353.57). In addition to the MIP shown in this column, Mr. Phelan, and Mr. Beck each received $100,000 in FY23 and $160,000 in FY24, and Mr. Betz received $160,000 in FY24 related to the value capture bonus.
(5)	The amounts indicated in the “all other compensation” column for 2025 include the following:
●	Matching contributions credited under the Retirement Plan for Mr. Beard ($16,153.83); Mr. Phelan ($21,602.94); Mr. Beck ($20,700); Mr. Betz ($24,222.12); and Mr. Liles ($31,863.42).
●	Company contributions credited under the Nonqualified Deferred Compensation Plan for Mr. Beard ($199,293.77); Mr. Beck ($53,693.94); and Mr. Betz ($71,834.41), as well as tax gross-up payments related to the Company’s administrative error in the operation of the Nonqualified Deferred Compensation Plan in the amount of ($104,810) for Mr. Beard and ($31,741) for Mr. Beck.
●	Group life insurance premiums paid by Adtalem for Mr. Beard ($1,242); Mr. Phelan ($2,934); Mr. Beck ($2,322); Mr. Betz ($1,242); and Mr. Liles ($2,943).
●	Personal financial planning services for Mr. Beard ($18,335); Mr. Beck ($13,750); and Mr. Betz ($13,750).

Employment Agreements with Chief Executive Officer and Other Named Executive Officers

Adtalem has entered into employment agreements with each of its NEOs, which are described on pages 69-70 under the caption “Employment Agreements.”

64 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

2025 GRANTS OF PLAN-BASED AWARDS

This table sets forth information regarding non-equity incentive plan awards and equity incentive plan awards granted to the NEOs in FY25.

	Estimated Future Payouts			Estimated Future Payouts			All Other
	Under Non-Equity Incentive			Under Equity Incentive			Stock
	Plan Awards(1)			Plan Awards(5)			Awards:	Grant
							Number of	Date Fair
							Shares of	Value of
							Stock or	Stock
Name /	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Grant Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	($)(6)
Stephen W. Beard
	—	1,250,000	3,125,000
11/13/2024				46,740	93,480	186,960		8,399,178
11/13/2024							62,330	5,600,351
Robert J. Phelan
	—	433,012	1,082,530
11/13/2024				3,170	6,340	12,680		569,650
11/13/2024							4,220	379,167
Douglas G. Beck
	—	375,064	937,661
11/13/2024				1,790	3,580	7,160		321,664
11/13/2024							2,390	214,742
Michael Betz
	—	520,000	1,300,000
11/13/2024				2,300	4,600	9,200		413,310
11/13/2024							3,070	275,840
Scott Liles
	—	403,125	1,007,813
11/13/2024				2,240	4,480	8,960		402,528
11/13/2024							2,990	268,652
(1)	Payouts under the MIP were based on performance in FY25. Therefore, the information in the “Threshold,” “Target,” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 21, 2024. The amounts actually paid under the MIP for FY25 appear in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.
(2)	Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal.
(3)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.
(4)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 250% of the target.
(5)	PSUs were granted under the 2013 Incentive Plan. The PSUs granted on November 13, 2024 were the regular annual PSUs based on the performance period FY25 through fiscal year 2027. The awards consist of 50% with a target based on revenue growth over a period of three fiscal years and 50% with a target based on EBITDA margin. PSUs will pay out 0% for below threshold performance, and between 50% of target payout for threshold performance and 200% of target for achieving maximum performance or above. Straight-line interpolation will be used to determine achievement between threshold and target.
(6)	This column shows the grant date fair value of RSUs and PSUs (assuming payout at target value) granted on November 13, 2024 in FY25, computed in accordance with FASB ASC Topic 718, which was $89.85 for RSUs and annual PSUs.

Adtalem Global Education Inc.	2025 Proxy Statement 65

Executive Compensation Tables

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to stock options, RSUs, and PSUs held by the NEOs as of June 30, 2025.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
						Market	Number of	Value of
	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities			Shares or	Shares or	Shares,	Shares,
	Underlying	Underlying			Units of	Units of	Units or	Units or
	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Other Rights
	Options	Options	Exercise	Option	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	(#)	(#)	($)	Date(1)	(#)(2)	($)(3)	(#)(4)	($)(5)
Stephen W. Beard	15,475	—	49.05	8/22/2028
	21,550	—	43.39	8/28/2029
	37,725	—	32.03	8/26/2030
	55,031	18,344	37.79	9/8/2031
					155,109	19,734,518	335,150	42,641,135
Robert J. Phelan	3,900	—	32.03	8/26/2030
	1,968	657	36.46	8/25/2031
					17,299	2,200,952	41,540	5,285,134
Douglas G. Beck	6,206	2,069	36.46	8/25/2031
					8,812	1,121,151	22,180	2,821,961
Michael Betz	—	—	—	—
					9,071	1,154,103	25,910	3,296,529
Scott Liles	—	—	—	—
					5,184	659,560	8,170	1,039,469
(1)	The table below details the vesting schedule for stock option grants based on the expiration date of the relevant grant. In general, option grants vest 25% on each of the first four anniversaries of the date of grant.

Option Expiration Dates	Grant Dates	Options Vesting Dates
8/22/2028	8/22/2018	8/22/2019	8/22/2020	8/22/2021	8/22/2022
8/28/2029	8/28/2019	8/28/2020	8/28/2021	8/28/2022	8/28/2023
8/26/2030	8/26/2020	8/26/2021	8/26/2022	8/26/2023	8/26/2024
8/25/2031	8/25/2021	8/25/2022	8/25/2023	8/25/2024	8/25/2025
9/8/2031	9/8/2021	9/8/2022	9/8/2023	9/8/2024	9/8/2025
(2)	The table below details the vesting schedule for RSUs, which vest 25% on each of the first four anniversaries of the date for awards granted prior to FY23. Beginning in FY23, RSUs vest 33% on each of the first three anniversaries of the date of grant. In addition to the annual grant, Mr. Liles received a RSU grant on April 15, 2024, as part of an initial sign-on award granted upon his appointment as President, Medical & Veterinary, which vests 33% on each of the first, second, and third anniversaries of the date of grant.

66 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

		Number of RSUs Vesting
Name	Grant Date	Year 1	Year 2	Year 3	Year 4	Total
		Year 1	Year 2	Year 3	Year 4	Total
Stephen W. Beard	9/8/2021	—	—	—	29,215	29,215
Stephen W. Beard	8/24/2022	—	—	20,130	—	20,130
Stephen W. Beard	8/23/2023	—	21,717	21,717	—	43,434
Stephen W. Beard	11/13/2024	20,776	20,777	20,777	—	62,330
Robert J. Phelan	8/25/2021	—	—	—	390	390
Robert J. Phelan	11/10/2021	—	—	—	3,695	3,695
Robert J. Phelan	8/24/2022	—	—	3,220	—	3,220
Robert J. Phelan	8/23/2023	—	2,887	2,887	—	5,774
Robert J. Phelan	11/13/2024	1,406	1,407	1,407	—	4,220
Douglas G. Beck	8/25/2021	—	—	—	1,235	1,235
Douglas G. Beck	8/24/2022	—	—	1,727	—	1,727
Douglas G. Beck	8/23/2023	—	1,730	1,730	—	3,460
Douglas G. Beck	11/13/2024	796	797	797	—	2,390
Michael Betz	8/24/2022	—	—	1,814	—	1,814
Michael Betz	8/23/2023	—	2,093	2,094	—	4,187
Michael Betz	11/13/2024	1,023	1,023	1,024	—	3,070
Scott Liles	4/15/2024	—	1,097	1,097	—	2,194
Scott Liles	11/13/2024	996	997	997	—	2,990
(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $127.23 (the closing market price of Adtalem’s Common Stock on June 30, 2025).
(4)	The table below details the vesting schedule for PSUs. In general, PSUs vest following the completion of the applicable three-year performance period.

		Vesting	Number of
Name	Grant Date	Date	PSUs Vesting
Stephen W. Beard	2/15/2023	8/24/2025	84,320
Stephen W. Beard	8/23/2023	8/23/2025	81,430
Stephen W. Beard	11/8/2023	8/23/2026	75,920
Stephen W. Beard	11/13/2024	11/13/2027	93,480
Robert J. Phelan	2/15/2023	8/24/2025	13,500
Robert J. Phelan	8/23/2023	8/23/2025	11,620
Robert J. Phelan	11/8/2023	8/23/2026	10,080
Robert J. Phelan	11/13/2024	11/13/2027	6,340
Douglas G. Beck	2/15/2023	8/24/2025	7,240
Douglas G. Beck	8/23/2023	8/23/2025	5,300
Douglas G. Beck	11/8/2023	8/23/2026	6,060
Douglas G. Beck	11/13/2024	11/13/2027	3,580
Michael Betz	2/15/2023	8/24/2025	7,580
Michael Betz	8/23/2023	8/23/2025	6,410
Michael Betz	11/8/2023	8/23/2026	7,320
Michael Betz	11/13/2024	11/13/2027	4,600
Scott Liles	4/15/2024	8/23/2025	3,690
Scott Liles	11/13/2024	11/13/2027	4,480
(5)	Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $127.23 (the closing market price of Adtalem’s Common Stock on June 30, 2025). The value provided assumes a PSU payout at target value.

2025 OPTIONS EXERCISES AND STOCK VESTED

This table provides information for the NEOs concerning stock options that were exercised and RSUs and PSUs that vested during FY25.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Stephen W. Beard	—	—	75,094	5,497,551
Robert J. Phelan	—	—	12,376	991,380
Douglas G. Beck	—	—	18,069	1,723,424
Michael Betz	—	—	3,906	294,317
Scott Liles	—	—	1,096	116,571
(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied

Adtalem Global Education Inc.	2025 Proxy Statement 67

Executive Compensation Tables

by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.
(2)	Value Realized on Vesting. For Mr. Beard, this amount represents RSUs granted in August 2020, August 2022 and August 2023 that vested in August 2024; RSUs granted in September 2021 that vested in September 2024. For Mr. Phelan, this amount represents RSUs granted in August 2020, August 2021, August 2022, and August 2023; and PSUs granted in November 2021 that vested in August 2024. For Mr. Beck, this amount represents RSUs granted in June 2021 that vested in June 2025 and RSUs granted in August 2021, August 2022, and August 2023 that vested in August 2024; and PSUs granted in November 2021 that vested in August 2024. For Mr. Betz this amount represents RSUs granted in August 2022 and August 2023 that vested in August 2024. For Mr. Liles, this amount represents RSUs granted in April 2024.

2025 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth information about activity for NEOs in our Nonqualified Deferred Compensation Plan during FY25.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance at
	in Last	in Last	in Last	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year End
Name	($)(1)	($)(2)	($)(3)	($)(4)
Stephen W. Beard	420,502	199,294	70,237	1,500,582
Robert J. Phelan	—	—	—	—
Douglas G. Beck	120,693	53,694	40,815	376,593
Michael Betz	215,483	71,834	29,036	333,757
Scott Liles	—	—	—	—
(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2025 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 5 of the 2025 Summary Compensation Table for specific deferrals made by each NEO.
(2)	Registrant Contributions in Last Fiscal Year. The amount of Adtalem contributions made and reported in this column is included in each NEO’s compensation reported on the 2025 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for FY25. These amounts are not reported in the 2025 Summary Compensation Table.
(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2025 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2025 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

68 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

NONQUALIFIED DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of MIP compensation until termination of service with Adtalem or certain other specified dates. Adtalem credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Adtalem’s Retirement Plan, and their matching contributions to the Retirement Plan are limited by applicable Code provisions. Adtalem may also credit participants’ accounts with discretionary contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2025 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Adtalem provides benefits to the NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

Employment Agreements

MR. BEARD

Adtalem entered into an employment agreement with Mr. Beard effective as of his September 8, 2021 appointment as President and CEO. The employment agreement provides, among other things, that if his employment is terminated by Adtalem without “cause” or by Mr. Beard with “good reason,” and if he executes a release of claims, he will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change-in-control,” and he executes a release of claims, he will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to him for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

OTHER NEOs

During FY25, Adtalem was party to similar employment arrangements with each of the other NEOs: Mr. Phelan, Mr. Beck, Mr. Betz, and Mr. Liles. These employment agreements provide, among other things, that if the NEO’s employment with Adtalem is terminated by Adtalem without “cause” or by the NEO with “good reason,” and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One times the sum of their base salary plus target MIP award, payable in 12 equal monthly payments for Mr. Phelan, Mr. Betz, and Mr. Liles, and one and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Beck;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	12 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz, and Mr. Liles, and 18 months for Mr. Beck;
●	Access to a senior executive level outplacement program for 6 months for Mr. Phelan, Mr. Betz, and Mr. Liles and 9 months for Mr. Beck.

Adtalem Global Education Inc.	2025 Proxy Statement 69

Executive Compensation Tables

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change-in-control”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Phelan and Mr. Liles; 12 equal monthly payments for Mr. Betz; and two times the sum of his base salary plus target MIP award, payable in 24 equal monthly payments for Mr. Beck;
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	18 months of continued health benefit plan coverage for Mr. Phelan, Mr. Betz and Mr. Liles, and 24 months for Mr. Beck at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 9 months for Mr. Phelan, Mr. Betz, and Mr. Liles, and 12 months for Mr. Beck.

For purposes of all employment agreements:

●	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use, or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Adtalem’s Board in connection with any transaction entered into by, or on behalf of, Adtalem, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Adtalem;
●	“change-in-control” shall have the meaning set forth in the 2013 Incentive Plan; and
●	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target, or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Adtalem has not cured within 30 days after the NEO has provided Adtalem notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance, or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO. For Mr. Beard, the definition of “good reason” also includes, without his consent, requiring him to relocate to an employment location more than 50 miles from his current employment location.

EQUITY AWARD PLANS

The equity award agreements under which options, RSUs, and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control.

The provisions of the equity award agreements under which options, RSUs, and PSUs were granted to employees, including the NEOs, provide the following:

●	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
●	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, RSUs, and PSUs. The participant’s options will remain exercisable until the earlier of one year from termination or the expiration of the term of the option. PSUs that vest following a termination will be paid out when paid out to other PSU recipients.
●	For awards granted prior to September 2024,if the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65. For awards granted in September 2024 and later, the definition of retirement was revised to require the participant to give notice of retirement no later than November 15th of the calendar year prior to the calendar year of retirement, in addition to meeting the noted age and service requirements.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of the 2013 Incentive Plan. In November 2017, Adtalem’s shareholders approved the Fourth Amended 2013 Incentive Plan. As a result, vesting of equity awards granted since November 2017 (the “Awards”) will accelerate upon a change-in-control only in the event Adtalem (or its successor) ceases to be publicly traded, or the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the double-trigger vesting rules, Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a change-in-control. All awards issued prior to shareholder approval in November 2017 will continue to have a single-trigger vesting rules as described above.

70 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

2025 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change-in-control events, had such an event occurred on June 30, 2025.

Termination of Employment — No Change-in-Control(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Scott
Payment Type	Beard	Phelan	Beck	Betz	Liles
Salary:	$1,000,000	550,000	535,806	650,000	537,500
MIP Target Amount:	$—	433,012	562,596	520,000	403,125
Pro-Rated MIP:	$1,905,625	501,696	457,428	896,610	376,212
Continued Health Coverage:	$32,760	21,840	31,572	21,840	20,652
Outplacement Services:	$—	10,000	15,000	10,000	10,000
TOTAL	$2,938,385	1,516,548	1,602,402	2,098,450	1,347,489

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL(1)

	Stephen W.	Robert J.	Douglas G.	Michael	Scott
Payment Type	Beard	Phelan	Beck	Betz	Liles
Salary:	$2,000,000	825,000	1,071,612	975,000	806,250
MIP Target Amount:	$1,333,281	649,518	750,128	780,000	604,688
Pro-Rated MIP:	$—	501,696	457,428	896,610	376,212
Continued Health Coverage:	$—	32,760	42,096	32,760	30,978
Outplacement Services:	$—	15,000	20,000	15,000	15,000
Value of Vesting of Unvested Stock Options, RSUs, and PSUs(2)	$64,016,340	7,545,722	4,130,915	4,450,632	1,699,029
TOTAL	$67,349,621	9,569,696	6,472,179	7,150,002	3,532,157
(1)	Termination of employment without cause or for good reason.
(2)	The value of the unvested stock options is based on the difference between the exercise price and $127.23 (the closing market price of the Common Stock on June 30, 2025). The value of the RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2025. PSUs vest at the target level.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S- K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our CEO as disclosed in the 2025 Summary Compensation Table, to the annual total compensation of our median employee.

For FY25, we identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Adtalem on June 23, 2025 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers. Compensation was annualized for all employees who were hired by us in FY25 but did not work for us for the entire year. No annualization was applied to any adjunct faculty as permitted under the rules. FY25 annual total compensation for the median employee was calculated in the same manner as reflected in the 2025 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that FY25 annual total compensation of our median employee was $50,603 The annual total compensation of our CEO for FY25 was $17,244,988. The ratio of our CEO’s FY25 annual total compensation to the FY25 annual total compensation of our median employee is 341:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

Adtalem Global Education Inc.	2025 Proxy Statement 71

Executive Compensation Tables

APPROVAL BY SHAREHOLDERS

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOS and our shareholders, and is deserving of shareholder support. For these reasons, the Board recommends that the shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Adtalem Global Education Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosures is hereby APPROVED.”

Approval of this proposal will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Abstentions will be treated as a vote AGAINST the proposal, while broker non-votes, if any, will not be counted as votes represented and entitled to vote and, therefore, will have no effect on the result of the vote for this proposal. See VOTING INFORMATION – Effect of Not Casting Your Vote. If you sign and return your proxy card but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted FOR approval of the compensation paid to our named executive officers during the fiscal year ended June 30, 2025.

The vote approving the compensation paid to our NEOs during 2025 is advisory and not binding on the Company, the Board, or the Compensation Committee of the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it considers our executive compensation program.

The Board of Directors recommends a vote FOR the compensation of our named executive officers.

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and to our other non-PEO NEOs and certain financial performance of the Company. CAP, as determined under SEC requirements, does not reflect the actual amount of compensation earned, realized or received by our NEOs during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis.

The pay versus performance disclosures include information for fiscal years ended June 30, 2025, 2024, 2023, 2022, and 2021.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for First PEO ($)(1)	SCT Total for Second PEO ($)(1)	CAP to First PEO ($)(2)	CAP to Second PEO ($)(2)	Average SCT Total for non-PEO NEOs ($)(1)	Average CAP to non-PEO NEOs ($)(2)	Adtalem Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)	Net Income ($ in thousands)	Company Selected Measure: Revenue Growth (4)
2025	n/a	17,244,988	n/a	120,351,401	1,970,444	8,993,736	408	213	237,065	12.9%
2024	n/a	14,302,581	n/a	30,032,741	2,390,184	4,074,936	219	163	136,777	9.2%
2023	n/a	8,054,094	n/a	8,364,122	1,699,688	1,762,437	110	115	93,358	5.0%
2022	6,276,069	9,204,332	6,757,452	8,973,854	1,851,310	1,867,071	115	110	310,991	53.7%
2021	8,528,433	n/a	10,373,072	n/a	1,766,966	1,433,322	114	104	70,027	3.9%
(1)	Lisa W. Wardell is the First PEO for each of the years shown. Stephen W. Beard is the Second PEO for each of the years shown. The following non-PEO NEOs are included in the average amounts shown:

2025: Robert J. Phelan, Douglas G. Beck, Michael Betz, Scott Liles

2024: Robert J. Phelan, Douglas G. Beck, Michael Betz, Maurice Herrera

2023: Robert J. Phelan, Douglas G. Beck, Maurice Herrera, and Steven Tom

2022: Robert J. Phelan, Douglas G. Beck, John W. Danaher, and Maurice Herrera

2021: Robert J. Phelan, Stephen W. Beard, Douglas G. Beck, Kathy Boden-Holland, and Michael O. Randolfi

72 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

(2)	The following tables show amounts deducted from and added to the SCT total to calculate CAP. The fair value of the equity awards was determined consistent with the methodology used to determine the grant date fair value of the awards, with values changing primarily due to the change in stock price and our performance on the metrics applicable to those awards.

First PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for First PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to First PEO ($)
2025	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2024	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	6,276,069	(4,999,803)	5,167,325	—	190,398	123,463	—	6,757,452
2021	8,528,433	(5,785,373)	6,891,998	—	630,983	107,031	—	10,373,072

Second PEO SCT Total to CAP Reconciliation:

Fiscal Year	SCT Total for Second PEO ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	CAP to Second PEO ($)
2025	17,244,988	(13,999,529)	31,717,166	—	84,949,148	439,628		120,351,401
2024	14,302,581	(10,499,903)	17,212,207	—	8,342,349	675,507	—	30,032,741
2023	8,054,094	(5,808,957)	6,417,116	—	(286,448)	(11,683)	—	8,364,122
2022	9,204,332	(8,019,699)	7,168,073	625,000	53,564	(57,416)	—	8,973,854
2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Non-PEO NEOs Average SCT Total to Average CAP Reconciliation:

Fiscal Year	Average SCT Total for non-PEO NEOs ($)	Less: SCT Total Equity (Stock Awards + Option Awards) ($)	Plus: Fair Value as of Fiscal Year-End of Stock and Option Awards Granted in Covered Year ($)	Plus: Fair Value as of Vest Date of Stock and Option Awards Granted and Vested in Covered Year ($)	Plus: Change in Fair Value of Outstanding and Unvested Stock and Option Awards From Prior Years ($)	Plus: Change in Fair Value of Stock and Option Awards From Prior Years that Vested in the Covered Year ($)	Less: Fair Value as of Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year ($)	Average CAP to non-PEO NEOs ($)
2025	1,970,444	(711,388)	1,611,686	—	5,994,552	128,442	—	8,993,736
2024	2,390,184	(986,649)	1,609,794	—	821,826	239,781	—	4,074,936
2023	1,699,688	(559,281)	617,862	—	(36,114)	40,282	—	1,762,437
2022	1,851,310	(1,047,505)	1,078,377	—	3,532	(18,643)	—	1,867,071
2021	1,766,966	(1,034,209)	1,159,225	—	58,941	22,460	(540,061)	1,433,322

(3)	Adtalem Total Shareholder Return (“TSR”) and Peer Group TSR assume a respective investment of $100 on June 30, 2020 in common stock and also assumes the reinvestment of dividends. Additionally, the Peer Group is weighted by the market capitalization of each component company. The Peer Group consists of American Public Education, Inc. (APEI), Graham Holdings Company (GHC), Grand Canyon Education, Inc. (LOPE), Laureate Education, Inc. (LAUR), Perdoceo Education Corporation (formerly known as Career Education Corporation) (PRDO), and Strategic Education, Inc. (formerly known as Strayer Education, Inc.) (STRA). It is consistent with the Peer Group described in our Form 10-K for FY24.
(4)	Adtalem acquired Walden University on August 12, 2021 (during FY22) and the timing of the acquisition is impacting Adtalem’s revenue growth percentages in FY22 and 2023.

Adtalem Global Education Inc.	2025 Proxy Statement 73

Executive Compensation Tables

MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

Included below are the most important metrics used to link CAP to our NEOs for FY25 and company performance.

●	Revenue Growth (which we selected as the “company selected measure” for purposes of the table set forth above
●	Revenue
●	Adjusted earnings per share
●	Adjusted EBITDA margin

Please see “Compensation Discussion & Analysis” for a description of our short-term and long-term executive compensation plans and our pay-for-performance philosophy, including more information on these performance measures and how they are taken into account in our executive compensation plans in determining compensation for our NEOs.

RELATIONSHIP BETWEEN “COMPENSATION ACTUALLY PAID” AND COMPANY PERFORMANCE

Below are graphs showing the relationship between CAP to our First PEO, Second PEO, and the average of the CAP to our non-PEO NEOs in 2021, 2022, 2023, 2024, and 2025, and (1) Adtalem TSR, (2) our Net Income, and (3) our Revenue Growth. In addition, the first graph below compares our TSR and peer group TSR for the indicated years.

74 2025 Proxy Statement	Adtalem Global Education Inc.

Executive Compensation Tables

The foregoing disclosures related to Pay Versus Performance shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any other Adtalem filing under the Securities Act or under the Exchange Act, except to the extent that Adtalem specifically incorporates the information by reference.

Adtalem Global Education Inc.	2025 Proxy Statement 75

Executive Compensation Tables

EQUITY COMPENSATION PLAN INFORMATION

Adtalem currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 and the Fourth Amended 2013 Incentive Plan. Adtalem’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2025, relating to these equity compensation plans under which Adtalem’s Common Stock is authorized for issuance.

Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price	equity compensation
	of outstanding	of outstanding	plans (excluding
	options, awards,	options, awards,	securities reflected
	warrants and rights	warrants and rights	in column
Plan Category	(a)(1)	(b)	(a))(c)(2)
Equity compensation plans approved by security holders	1,629,307	$38.05	1,665,195
Equity compensation plans not approved by security holders	—	—	—
Total	1,629,307	$38.05	1,665,195
(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the Fourth Amended 2013 Incentive Plan.
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or stock appreciation rights and other equity awards granted in the future under the Fourth Amended 2013 Incentive Plan. All of the shares remaining available for the grant of future awards of options, awards, warrants, and rights are available under the Fourth Amended 2013 Incentive Plan.

76 2025 Proxy Statement	Adtalem Global Education Inc.

Voting Securities and Principal Holders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Adtalem to own beneficially more than 5% of our Common Stock, in each case as of the dates indicated, except as otherwise noted.

	Amount and Nature of		Percentage
Name	Beneficial Ownership		Ownership(1)
BlackRock, Inc.	5,197,028	(2)	14.5%
The Vanguard Group	4,510,414	(3)	11.96%
Dimensional Fund Advisors LP	2,263,293	(4)	6.3%
(1)	The percentage of beneficial ownership is based on 36,331,234 shares of Common Stock outstanding as of September 23, 2025.
(2)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on July 18, 2025, indicating its beneficial ownership as of June 30, 2025 of 5,197,028 shares. BlackRock reported that it has sole voting power over 5,132,053 of these shares and sole dispositive power over 5,197,028 of these shares. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)	The information shown was provided by The Vanguard Group in a Schedule 13G/A it filed with the SEC on November 12, 2024, indicating its beneficial ownership as of September 30, 2024 of 4,510,414 shares. The Vanguard Group reported that it did not have sole voting power over any of these shares, shared voting power over 45,447 of these shares, sole dispositive power over 4,422,544 of these shares and shared dispositive power over 87,870 of these shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G/A it filed with the SEC on July 15, 2025, indicating its beneficial ownership as of June 30, 2025 of 2,263,293 shares. Dimensional Fund Advisers reported that it has sole voting power over 2,210,449 of these shares and sole dispositive power over 2,263,293 of these shares. The address of the principal business office of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Adtalem Global Education Inc.	2025 Proxy Statement 77

Voting Securities and Principal Holders

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person who served as a director of Adtalem during FY25, (2) each NEO, and (3) all directors and executive officers of Adtalem as a group, in each case as of September 23, 2025. Adtalem believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as otherwise noted. Unless otherwise indicated, the address of each beneficial owner in the table below is care of Adtalem Global Education Inc. 233 South Wacker Drive, Suite 800, Chicago, Illinois 60606.

		Stock Options
		Exercisable as of
	Common Stock	September 23, 2025
	Beneficially	and RSUs and
	Owned Excluding	PSUs Scheduled to	Total Common
	Options, RSUs,	Vest within 60 days of	Stock Beneficially	Percentage
Name of Beneficial Owner	and PSUs(1)	September 23, 2025(1)	Owned	Ownership(2)
Non-Employee Directors
William W. Burke	7,808	1,560	9,368	*
Donna J. Hrinak	5,557	1,560	7,117	*
Georgette Kiser	14,901	1,560	16,461	*
Liam Krehbiel	13,719	1,560	15,279	*
Michael W. Malafronte	97,885	1,560	99,445	*
Sharon L. O’Keefe	13,592	1,560	15,152	*
Kenneth J. Phelan	16,715	1,560	18,275	*
Betty Vandenbosch	—	1,560	1,560
Lisa W. Wardell	41,891	72,025	43,451	*

Named Executive Officers
Stephen W. Beard	375,687	168,901	459,734	1.3%
Robert J. Phelan	53,005	11,626	63,807	*
Douglas G. Beck	41,940	9,071	46,060	*
Michael Betz	22,988	1,023	28,152	*
Scott Liles	6,161	996	11,345
All directors and executive officers as a group (20 Persons)	779,313	311,711	925,338	2.5%
*	Represents less than 1% of the outstanding Common Stock.
(1)	“Common Stock Beneficially Owned Excluding Options, RSUs, and PSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable as of September 23, 2025 and RSUs and PSUs that are scheduled to vest within 60 days after September 23, 2025 are shown separately in the “Stock Options Exercisable as of September 23, 2025 and RSUs and PSUs Scheduled to Vest within 60 days of September 23, 2025” column.
(2)	In accordance with SEC rules, the securities reflected in the “Stock Options Exercisable as of September 23, 2025 and RSUs and PSUs Scheduled to Vest within 60 days of September 23, 2025” column are deemed to be outstanding for purposes of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The percentages of beneficial ownership set forth below are calculated as of September 23, 2025 based on outstanding shares of 36,331,234.

78 2025 Proxy Statement	Adtalem Global Education Inc.

Additional Information

VOTING INSTRUCTIONS

You may vote shares of Common Stock that you owned as of September 23, 2025, which is the record date for the Annual Meeting. You may vote the following ways:

3

BY TELEPHONE In the United States or Canada, you can vote your shares by calling 1-800-690-6903	BY INTERNET You can vote your shares online at www.proxyvote.com	BY MAIL You can vote by mail by completing, marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	VIRTUALLY Attend the Annual Meeting online at www.virtualshareholdermeeting. com/ATGE2025.

For telephone and internet voting, you will need the 16-digit control number included on your Notice of Internet Availabiilty, proxy card or the voting instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Tuesday, November 11, 2025.

If you sign and return your proxy card but give no direction or complete the telephonic or internet voting procedures but do not specify how you want to vote your shares, the shares will be voted:

●	FOR the election of the ten nominees recommended for election to the Board;
●	FOR ratification of PwC as Adtalem’s independent registered public accounting firm for the fiscal year ending June 30, 2026;
●	FOR approval of the compensation paid to Adtalem’s named executive officers during 2025; and
●	With respect to any other matters properly presented at the Annual Meeting, the proxy committee appointed by the Board (and each of them with full powers of substitution) will vote in accordance with the Board’s recommendation, or if no recommendation is given, in their own discretion.

Attending the Annual Meeting

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/ATGE2025. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card or the voting instructions that accompanied your proxy materials. The Annual Meeting will begin at 9:30 a.m. Central Standard Time on November 12, 2025. Online check-in will be available beginning at 9:15 a.m. Central Standard Time to allow for shareholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at www.adtalem.com for at least thirty (30) days after the meeting concludes.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend virtually and vote by ballot. If you hold shares in street name and you want to vote at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker, or other intermediary for specific instructions on how to obtain a legal proxy.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 23, 2025, which is the record date for the Annual Meeting. On the record date, we had 36,331,234 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Adtalem Global Education Inc.	2025 Proxy Statement 79

Additional Information

Submitting A Question at the Annual Meeting

You may submit a question before the meeting or during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/ATGE2025. In light of the number of business items on the meeting agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the meeting will be able to do so. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters.

Technical Difficulties During the Annual Meeting

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage or technical failure), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later date (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/ATGE2025.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual shareholder meeting website: www.virtualshareholdermeeting.com/ATGE2025.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

●	Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or RSU awards issued to employees under our long-term incentive plans.
●	Indirectly through a broker, bank or other intermediary in “street name.”
●	Indirectly through the Adtalem Stock Fund of our Retirement Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

●	Submit a written revocation to our General Counsel and Corporate Secretary,
●	Submit a later-dated proxy or voting instruction form,
●	Provide subsequent telephone or internet voting instructions, or
●	Vote virtually at the Annual Meeting.

80 2025 Proxy Statement	Adtalem Global Education Inc.

Additional Information

VOTING INFORMATION

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no effect on the outcome of any of the proposals.

If you are the holder of record of your shares and you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for any proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in accordance with the Board’s recommendation. Abstentions, directions to withhold authority, and broker non-votes (when a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either virtually or by proxy. At the 2025 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

	PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
1	Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
2	Ratify selection of PwC as independent registered public accounting firm for the fiscal year ending June 30, 2026*	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
3	Advisory vote to approve the compensation of our named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome

*

A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote” above, your broker may vote in its discretion only on Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm). Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.

**

Advisory/Non-binding. In accordance with Adtalem’s Restated Certificate of Incorporation, a majority of the shares represented and entitled to vote at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Adtalem will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present at the meeting or represented by proxy at the meeting and entitled to vote on the proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Adtalem’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

Adtalem Global Education Inc.	2025 Proxy Statement 81

Additional Information

PROXY SOLICITATION

Officers and other employees or agents of Adtalem may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the internet without additional compensation. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Adtalem also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Adtalem will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Innisfree M&A Incorporated to help us distribute and solicit proxies. Adtalem will pay Innisfree $20,000 plus expenses for these services. Adtalem will pay the cost of all proxy solicitation.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2026 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Adtalem no later than June 4, 2026, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Adtalem’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by Adtalem in the form of a written notice, directed to the attention of Adtalem’s General Counsel and Corporate Secretary, not later than June 4, 2026. The notice must contain the information required by the By-Laws. See ”Shareholder Nominations; Proxy Solicitation by Shareholders.”

AVAILABILITY OF FORM 10-K

A copy of Adtalem’s 2025 Annual Report on Form 10-K (including the financial statements), as filed with the SEC, may be obtained without charge upon written request to the attention of Adtalem’s General Counsel and Corporate Secretary at Adtalem Global Education Inc., 233 South Wacker Drive, Suite 800, Chicago, IL 60606. A copy of Adtalem’s Form 10-K and other periodic filings also may be obtained on Adtalem’s investor relations website at investors.adtalem.com/financials/sec-filing and from the SEC’s EDGAR database at www.sec.gov.

HOUSEHOLDING

Adtalem delivers only one Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report to multiple shareholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Adtalem will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and 2025 Annual Report to a shareholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095.

PROXY MATERIALS ARE AVAILABLE ON THE INTERNET

We are furnishing proxy materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs. On October 2, 2025, we mailed a notice of internet availability of proxy materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

82 2025 Proxy Statement	Adtalem Global Education Inc.

Additional Information

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for FY25 were complied with by each person who at any time during FY25 fiscal year was a director or an executive officer or held more than 10% of our common stock.

OTHER BUSINESS

The Board is not aware of any other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Douglas G. Beck
Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services

Adtalem Global Education Inc.	2025 Proxy Statement 83

Appendix A – Reconciliation of Non-GAAP Financial Measures Used in Compensation Performance Assessments to Comparable Measures

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Adtalem’s stakeholders; and
3.	Remain generally consistent with past practice.

RECONCILIATION of adjusted net income, adjusted eps, adjusted revenue growth and adjusted EBITDA margin

Adtalem’s calculation of adjusted net income and adjusted EPS, which are performance metrics factoring into the determination of MIP payouts, as well as Adtalem’s calculation of adjusted EBITDA margin, which is a performance metrics factoring into the determination of PSU payouts, were adjusted from reported net income, reported EPS, and reported EBITDA margin for the following items:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Adtalem’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Business integration expense includes expenses related to the Walden acquisition and certain costs related to growth transformation initiatives. We do not include normal, recurring, cash operating expenses in our business integration expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Write-off of debt discount and issuance costs related to prepayments of debt, reserves related to significant litigation, asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values, loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell, and debt modification costs related to refinancing our Term Loan B loan.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Gain on sale of Adtalem’s Chicago, Illinois, campus facility.
●	Discontinued operations includes expense from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

The following table presents a reconciliation of net income and EPS to adjusted net income and adjusted EPS for FY25.

	Net Income	EPS
Net income	$237,065	$6.18
Exclusions:
Restructuring charges (pretax)	$3,314	$0.09
Amortization of acquired intangible assets (pretax)	$11,220	$0.29
Write-off of debt discount and issuance costs, litigation reserve, asset impairments, loss on assets held for sale, and debt modification costs (pretax)	$3,832	$0.10
Strategic advisory costs (pretax)	$12,000	$0.31
Income tax impact of above exclusions	$(7,423)	$(0.19)
Discontinued operations (after tax)	$(4,388)	$(0.11)
Net income, as adjusted for determination of MIP Payout	$255,620	$6.67
Share count	38,334

Adtalem Global Education Inc.	2025 Proxy Statement A-1

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table presents a reconciliation of revenue to adjusted revenue in order to compute adjusted revenue growth for fiscal years 2023, 2024, and 2025.

	FY25	FY24	FY23	FY22
Revenue, as reported	$1,788,290	$1,584,652	$1,450,826	$1,381,842
Pro-forma revenue adjustment*	$-	$-	$-	$69,239
Deferred revenue adjustment	$-	$-	$-	$8,561
Revenue, as adjusted	$1,788,290	$1,584,652	$1,450,826	$1,459,642
Revenue growth, as adjusted	12.85%	9.22%	(0.60)%

*Walden was acquired by Adtalem on August 12, 2021. This pro-forma revenue adjustment is to annualize revenue for fiscal year 2022 for the basis of the fiscal year 2023 calculation.

The following table presents a reconciliation of net income to adjusted EBITDA in order to compute adjusted EBITDA margin for fiscal years 2023, 2024, and 2025.

	FY25	FY24	FY23
Net income	$237,065	$136,777	$93,358
(Income) loss from discontinued operations	$(4,388)	$936	$8,394
Interest expense	$52,318	$63,659	$63,100
Other income, net	$(9,290)	$(10,542)	$(6,965)
Provision for income taxes	$65,837	$26,224	$10,283
Depreciation and amortization	$59,165	$78,452	$102,814
Stock-based compensation	$41,590	$25,947	$14,299
Restructuring expense	$3,314	$1,870	$18,817
Business integration expense	$-	$34,215	$42,661
Litigation reserve	$(5,550)	$18,500	$10,000
Asset impairments	$6,442	$-	$-
Strategic advisory costs	$12,000	$-	$-
Loss on assets held for sale	$490	$647	$-
Debt modification costs	$712	$848	$-
Gain on sale of assets	$-	$-	$(13,317)
Adjusted EBITDA	$459,705	$377,533	$343,444
Adjusted EBITDA margin	25.70%	23.80%	23.70%

A-2 2025 Proxy Statement	Adtalem Global Education Inc.

CORPORATE INFORMATION

Home Office

Adtalem Global Education Inc.

233 South Wacker Drive, Suite 800

Chicago, IL 60606

1-312-651-1400

www.adtalem.com

Transfer Agent and Registrar

Computershare Investor Services, L.L.C.

462 South 4th Street Suite 1600

Louisville, KY 40202

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

One North Wacker Drive

Chicago, Illinois 60606

Financial Information and Reports

Adtalem routinely issues press releases and quarterly and annual financial reports. To receive this information please write to us at: Adtalem Global Education Inc., Investor Relations, 233 South Wacker Drive, Suite 800, Chicago, IL 60606, call 1-312-906-6600, or visit the “Investor Relations” section of our website at www.adtalem.com. A copy of the Adtalem Global Education Inc. 2025 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission will be furnished to shareholders without charge (except charges for providing exhibits) upon request to the Company. Analysts and investors seeking additional information about the Company can contact Investor Relations at 1-312-906-6600 or emailing Investor.Relations@Adtalem.com.

Investor Relations

Jay Spitzer, CFA

Vice President, Investor Relations

1-312-906-6600

Annual Meeting

The annual meeting of shareholders of Adtalem Global Education Inc. will be held entirely online on Wednesday, November 12, 2025 at 9:30 a.m. Central Standard Time at: www.virtualshareholdermeeting.com/ATGE2025.

Record Date

Holders of common stock of record at the close of business on September 23, 2025 are entitled to vote at the meeting. A notice of meeting and proxy statement were provided to shareholders with this Annual Report.

Common Stock

Adtalem’s common stock is traded on the New York Stock Exchange and the NYSE Texas under the symbol ATGE.

Corporate Governance

To review the Company’s corporate governance guidelines, Board committee charters, and code of conduct and ethics, please visit the “Organizational Governance” section on the “About Us” page of our website at www.adtalem.com.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V79635-P37655 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ADTALEM GLOBAL EDUCATION INC. 233 S. WACKER DRIVE, SUITE 800 CHICAGO, IL 60606 ADTALEM GLOBAL EDUCATION INC. 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR all of the nominees listed in proposal 1. Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity. 2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2026. 3. Say-on-pay: Advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote FOR proposals 2 and 3. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 1a. Stephen W. Beard 1b. William W. Burke 1c. Donna J. Hrinak 1d. Georgette Kiser 1e. Liam Krehbiel 1f. Michael W. Malafronte 1g. Sharon L. O’Keefe 1h. Kenneth J. Phelan 1i. Betty Vandenbosch 1j. Lisa W. Wardell SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 11, 2025 for shares held directly and by 11:59 P.M. Eastern Time on November 9, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ATGE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 11, 2025 for shares held directly and by 11:59 P.M. Eastern Time on November 9, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V79636-P37655 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE. (Continued and to be signed on reverse side.) PROXY PROXY ADTALEM GLOBAL EDUCATION INC. Annual Meeting of Shareholders November 12, 2025, 9:30 A.M. Central Standard Time Via live webcast at www.virtualshareholdermeeting.com/ATGE2025. This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Douglas G. Beck and Robert J. Phelan as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Adtalem Global Education Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, November 12, 2025, or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/ATGE2025. The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted as recommended by the Board of Directors. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.